UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AVALARA, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Seattle, Washington

April 21, 2022

Dear Shareholders:

You are cordially invited to attend the Avalara, Inc. 2022 annual meeting of shareholders on June 8, 2022, at 10:00 a.m. (Pacific Time). The meeting will be held in a virtual meeting format only, conducted by live webcast accessible at the following website address: https://web.lumiagm.com/238702773. Our Board of Directors has fixed the close of business on April 8, 2022, as the record date for determining those holders of our common stock entitled to notice of and to vote at the 2022 annual meeting of shareholders and any adjournments or postponements thereof.

The Notice of 2022 Annual Meeting of Shareholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the 2022 annual meeting, including proposals for the election of directors nominated by our Board (Proposal No. 1), advisory approval of the 2021 compensation of our named executive officers (Proposal No. 2), and ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 (Proposal No. 3).

Our Board recommends that you vote FOR each director nominee named in the accompanying proxy statement under Proposal No. 1 and FOR each of Proposals No. 2 and No. 3.

Your vote is very important. Please vote your shares promptly, whether or not you expect to attend the virtual annual meeting. You may vote by internet or, if you requested printed proxy materials, by mailing a proxy or voting instruction form. If you attend the virtual meeting, you may vote electronically if you wish, even if you previously submitted your vote. If your shares are held through a broker, bank, trustee, or other nominee and you wish to vote or submit questions at the virtual meeting, you must obtain a legal proxy issued in your name from your broker, bank, trustee, or other nominee.

On behalf of our Board, thank you for your continued investment in Avalara.

Sincerely,

Scott McFarlane

Chairman and Chief Executive Officer

255 South King Street, Suite 1800

Seattle, WA 98104

Notice of 2022 Annual Meeting of Shareholders

The 2022 Annual Meeting of Shareholders of Avalara, Inc. (the “Annual Meeting”) will be held as a virtual meeting only, accessible at https://web.lumiagm.com/238702773, on June 8, 2022, at 10:00 a.m. (Pacific Time) for the following purposes:

1.

To elect four Class I directors, one Class II director, and one Class III director to the Board of Directors. Each Class I director will serve until the 2025 annual meeting of shareholders, the Class II director will serve until the 2023 annual meeting of shareholders, and the Class III director will serve until the 2024 annual meeting of shareholders, or, for each director, the earlier to occur of such director’s death, resignation, or removal as a director or the appointment of such director’s successor;

2.	To approve on an advisory basis the compensation of our named executive officers;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.	To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record of our common stock on the record date, which is the close of business on April 8, 2022, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

In accordance with Securities and Exchange Commission rules, we are sending a Notice of Internet Availability of Proxy Materials on or about April 21, 2022, and are providing access to our proxy materials over the internet on or before that date, to the holders of record of our common stock as of the close of business on the record date.

You will not be able to attend the Annual Meeting physically. The Annual Meeting will be a completely virtual meeting, which will be conducted through a webcast. Record holders of our common stock and persons holding proxies from such shareholders will be able to participate in, vote online, and submit questions electronically during the Annual Meeting by visiting the website listed above. To vote or submit questions at the Annual Meeting, you will need the control number included on your Notice of Internet Availability of the Proxy Materials, proxy card, or voting instruction form. If you plan to vote or submit questions at the Annual Meeting, please see the instructions for accessing the Annual Meeting on page 60 of the accompanying proxy statement.

By order of the Board of Directors,

Alesia Pinney

Executive Vice President, Chief Legal Officer, and Secretary

Seattle, Washington

April 21, 2022

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on June 8, 2022

The accompanying Avalara, Inc. Proxy Statement and the 2021 Annual Report of Avalara, Inc. are available at

http://www.astproxyportal.com/ast/22225

Proxy Summary

This proxy summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding Avalara’s performance in 2021, you should review our annual report on Form 10-K for the fiscal year ended December 31, 2021.

Virtually Attend and Vote at Annual Meeting

Meeting Date	Time	Meeting Website Address	Record Date
June 8, 2022	10:00 a.m. (Pacific Time)	https://web.lumiagm.com/238702773	April 8, 2022

Voting Matters and Board Recommendations

Proposal	Subject Matter	Board Recommendation

Proposal 1	Election of Directors	FOR each nominee

Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation	FOR

Proposal 3	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR

Voting Methods in Advance of the Annual Meeting

Your vote is important. Even if you plan to virtually attend the 2022 annual meeting, please vote right away using one of the following voting methods. Make sure to have your Notice of Internet Availability of the Proxy Materials, proxy card, or voting instruction form in hand and follow the instructions.

Online	By Mail

Visit the website listed on your Notice of Internet Availability of the Proxy Materials, proxy card, or voting instruction form	Sign, date, and return your proxy card or voting instruction form in the enclosed envelope

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India.

Highly Qualified Director Nominees

The Board of Directors (the “Board”) currently consists of eleven members serving three-year staggered terms. At the annual meeting four directors are to be elected as a Class I director, one director is to be elected as a Class II director, and one director is to be elected as a Class III director. Each Class I director will serve until the 2025 annual meeting of shareholders, the Class II director will serve until the 2023 annual meeting of shareholders, and the Class III director will serve until the 2024 annual meeting of shareholders, or, for each director, the earlier to occur of such director’s death, resignation, or removal as a Class I, Class II, or Class III director or the appointment of such director’s successor.

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The Board has nominated or re-nominated the following Class I, Class II, and Class III directors for new three-, one-, or two-year terms, respectively.

Name	Age	Director Since	Class	Independent	Standing Committee Memberships	Primary Occupation	Other Public Company Boards
Edward Gilhuly	62	March 2011	I	Yes	Nominating and Corporate Governance	Partner at Sageview Capital	Legrand
Scott McFarlane	65	May 2004	I	No	None	CEO of Avalara
Tami Reller	57	July 2014	I	Yes	Audit; Compensation and Leadership Development	President of Duly Health and Care	SPS Commerce
Srinivas Tallapragada	52	July 2021	I	Yes	Nominating and Corporate Governance	President & Chief Engineering Officer of Salesforce
Bruce Crawford	59	July 2021	II	Yes	Nominating and Corporate Governance	Senior Vice President, Strategic Development at Jacobs
Marcela Martin	50	September 2021	III	Yes	Audit	CFO of Squarespace	Chegg; Cvent

Key Principles of 2021 Named Executive Officer Compensation Program

See “Compensation Discussion and Analysis” for key compensation matters for 2021, including more detail on the following:

✓ What we do	✗ What we don’t do

✓ Independent Compensation and Leadership Development Committee

✓ Independent compensation advisor

✓ Evaluate market compensation data; annually review peer group

✓ Use a pay-for-performance philosophy

✓ Reasonable severance

✓ Double-trigger change in control for employment agreements

✓ Maintain stock ownership guidelines

✓ Incentive compensation recoupment policy for our annual and long-term incentive pay programs

✓ Annual succession planning

✓ Annual review of compensation risk and risk mitigation

✓ Regularly review share utilization

✓ Annual Say-on-Pay vote

✗  No guaranteed bonuses, except new hire inducements

✗  No pension/defined benefit, supplemental executive retirement, or nonqualified deferred compensation plans

✗  No tax reimbursements on severance or change in control payments

✗  No repricing underwater stock options without shareholder approval

✗  No hedging or pledging

✗  No special perquisites to CEO

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Independent Director Leadership and Balanced Governance Practices

We are committed to good corporate governance appropriate to the company and our shareholders. Highlights include:

✓	Nine independent directors out of eleven directors

✓	Fully independent Board committees with key oversight roles

✓	Lead Independent Director with meaningful authority

✓	Board diversity with four female directors, two of whom are chairs of Board committees, and five demographically diverse directors, including the Lead Independent Director

✓	Average director age of 59, with reasonable tenure

✓	Annual Board and committee performance evaluations

✓	Active Board and committee oversight of operations, strategy, and material risks

✓	No dual class voting stock

✓	No poison pill

✓	Robust governance policies

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AUDIT COMMITTEE MATTERS	57

Principal Accountant Fees and Services	57

Pre-Approval Policies and Procedures	57

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	58

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	59

GENERAL INFORMATION ABOUT THE MEETING	60

ADDITIONAL INFORMATION	64

TRANSACTION OF OTHER BUSINESS	66

v

255 South King Street, Suite 1800

Seattle, WA 98104

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS

Information about Solicitation and Voting

This proxy statement is being furnished to the shareholders of Avalara, Inc. (“Avalara,” “we,” “us,” “our,” or the “Company”), a Washington corporation, in connection with the solicitation of proxies by our Board for use at the annual meeting of shareholders to be held as a virtual meeting only, accessible at https://web.lumiagm.com/238702773, on June 8, 2022, at 10:00 a.m. (Pacific Time) (the “Annual Meeting”), and at any adjournments or postponements thereof. At the Annual Meeting, holders of our common stock will be asked to vote upon: (i) the election of four Class I directors nominated by our Board to serve until the annual meeting of shareholders to be held in 2025, the election of one Class II director nominated by our Board to serve until the annual meeting of shareholders to be held in 2023, and the election of one Class III director nominated by our Board to serve until the annual meeting of shareholders to be held in 2024, or, for each director, the earlier to occur of such director’s death, resignation, or removal as a director or the appointment of such director’s successor; (ii) the advisory approval of the compensation of our named executive officers; and (iii) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting; however, shareholders may be asked to consider and vote upon other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof. If any other matter is appropriately brought before the Annual Meeting, the persons named in the proxy card intend to vote as the Board recommends or, if the Board gives no recommendation, according to their best judgment, to the extent permitted by applicable law.

The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the internet to shareholders on or about April 21, 2022. An annual report for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) is available with this proxy statement and can be accessed by following the instructions in the Notice of Internet Availability of Proxy Materials.

Internet Availability of Proxy Materials

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including this proxy statement and the 2021 Annual Report, and voting via the internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may vote by mail and includes instructions on how to obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and conserves natural resources.

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Proposal No. 1: Election of Class I, II, and III Directors

As of the date of this proxy statement, our Board consists of eleven directors. Our articles of incorporation and bylaws provide for a classified Board, divided into three classes. Based on the criteria noted below, our Board has determined, upon the recommendation of the Nominating and Corporate Governance Committee, to nominate or re-nominate four Class I directors, consisting of Mr. Gilhuly, Mr. McFarlane, Ms. Reller, and Mr. Tallapragada, one Class II director, Mr. Crawford, and one Class III director, Ms. Martin, for election at the Annual Meeting. Each Class I director will serve until the annual meeting of shareholders to be held in 2025, the Class II director will serve until the annual meeting of shareholders to be held in 2023, and the Class III director will serve until the annual meeting of shareholders to be held in 2024, or, for each director, the earlier to occur of such director’s death, resignation, or removal as a director or the appointment of such director’s successor. Two of the continuing directors are Class II directors, whose terms will expire at our 2023 annual meeting of shareholders, and three of the continuing directors are Class III directors, whose terms will expire at our 2024 annual meeting of shareholders.

The election of the Class I directors will be determined by the four Class I director nominees receiving the greatest number of “FOR” votes. The election of the Class II director and Class III director will be determined by the Class II director nominee and Class III director nominee, respectively, receiving the greatest number of “FOR” votes for the applicable class.

Each of the nominees has consented to be named in this proxy statement and has agreed to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee or nominees designated by the affirmative vote of a majority of the present Board. Alternatively, the Board may leave the position vacant or reduce the size of the Board.

There are no family relationships between any of our directors, nominees, or executive officers. There also are no arrangements or understandings between any director, nominee, or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

We believe each of the Board’s nominees meets the qualifications, skills, and expertise established by the Board for continuing service on the Board, including regarding areas that are critical to the Company’s strategy and operations. We also believe that such nominees, combined with the qualifications, skills, and expertise of the remaining directors of the Board, will position the Board to continue to serve the best interests of the shareholders and Company.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR

THE ELECTION OF EDWARD GILHULY, SCOTT MCFARLANE, TAMI RELLER, AND SRINIVAS TALLAPRAGADA AS CLASS I DIRECTORS, BRUCE CRAWFORD AS CLASS II DIRECTOR, AND MARCELA MARTIN AS CLASS III DIRECTOR.

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Nominations Process and Director Qualifications

Sources of Director Nominations

Candidates for nomination to our Board are selected by our Board based on the recommendation of our Nominating and Corporate Governance Committee in accordance with the committee’s charter, our articles of incorporation and bylaws, our Corporate Governance Guidelines, and criteria discussed below. The Nominating and Corporate Governance Committee considers current directors for re-nomination. In addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. The Nominating and Corporate Governance Committee also will consider candidates recommended by shareholders for nomination by the Company for election as directors. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, shareholders, and others, using the same criteria to evaluate all candidates.

Nominations by shareholders intending to run a director slate in opposition to Company nominees must be submitted in accordance with our bylaws. Please refer to “Additional Information—Shareholder Proposals for the 2023 Annual Meeting of Shareholders.”

Highly Qualified and Experienced Board

With the goal of developing a diverse, experienced, and highly-qualified Board, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise, and characteristics of members of our Board, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership to our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected identified candidates as appropriate. Candidates for the Board are generally selected based on desired skills and experience in the context of the existing composition of the Board and needs of the Board and its committees at that time, including the requirements of applicable SEC and New York Stock Exchange rules. When considering candidates for nomination, the Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of the Board in the context of its existing composition. Directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interest of the shareholders.

Although we do not maintain a specific policy with respect to board diversity, we believe that our Board should be a diverse body, and our Nominating and Corporate Governance Committee considers the diversity of its directors and nominees in terms of knowledge, experience, background, skills, expertise, and other demographic factors when considering the nomination of directors and in assessing the performance of our Board and committees during the annual Board and committee evaluation process.

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Specific Qualifications, Attributes, Skills, and Experience Regarding Our Nominees and Directors

The following table sets forth, as of April 21, 2022, the name and age of each director of the Company and the standing committees of the Board and their members. Messrs. Ingram and McFarlane do not serve on any standing committees:

Director Nominees

Name	Age	Class(1)	Audit Committee(2)	Compensation and Leadership Development Committee	Nominating and Corporate Governance Committee(3)
Edward Gilhuly	62	I			C
Scott McFarlane	65	I
Tami Reller	57	I	M	M
Srinivas Tallapragada	52	I			M
Bruce Crawford	59	II			M
Marcela Martin	50	III	M
Continuing Directors

Name	Age	Class(1)	Audit Committee(2)	Compensation and Leadership Development Committee	Nominating and Corporate Governance Committee(3)
William Ingram	65	II
Brian Sharples	61	II		M	M
Marion Foote	76	III	C
Rajeev Singh*	53	III		M
Kathleen Zwickert	54	III		C

M	Member

C	Chair

*	Mr. Singh has served as our Lead Independent Director (as defined below) since October 23, 2019.

(1)

The size of the Board was increased effective July 1, 2021, to eleven directors, consisting of four Class I directors, three Class II directors, and four Class III directors. The terms of Class I directors (if elected) will expire at the 2025 annual meeting of shareholders. The terms of Class II directors will expire at the 2023 annual meeting of shareholders. The terms of Class III directors will expire at the 2024 annual meeting of shareholders.

(2)	Ms. Martin replaced Chelsea Stoner as a member of the Audit Committee effective September 1, 2021, following Ms. Stoner’s departure from the Board.

(3)

Mr. Crawford and Mr. Tallapragada joined the Nominating and Corporate Governance Committee effective July 1, 2021, on which date the size of the committee was increased from three to five directors. Following former director Ms. Stoner’s departure on August 27, 2021, the size of the Nominating and Corporate Governance Committee was reduced to four directors.

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Board Diversity

The table below provides a summary of our board diversity as of April 21, 2022.

Total Number of Directors: 11
	Female	Male
Part I: Gender Identity
Directors	4	7
Part II: Demographic Background
African American or Black		1
Asian		2
Hispanic or Latinx	1
White (Non-Hispanic)	3	4

Biographies

Class I Director Nominees

Edward Gilhuly has served as a member of our Board since March 2011. Mr. Gilhuly has served as a managing partner at Sageview Capital, a private growth equity investment firm, since May 2006. Mr. Gilhuly currently serves as a director at private companies Anitian, Elastic Path Software, Exaro Energy III, Demandbase, MetricStream, and Pantheon. Mr. Gilhuly serves on the board of Legrand (Euronext Paris: LR) and previously served on the board of directors of GoPro (Nasdaq: GPRO). Mr. Gilhuly also serves on the Board of Trustees of Duke University and is Chairman of the Board of the Duke Management Company. Mr. Gilhuly holds a B.A. in Economics and History from Duke University and an M.B.A. from Stanford University. Mr. Gilhuly was selected to serve on our Board because of his significant experience as a director of public companies, in corporate management, and in private equity and finance.

Scott McFarlane has served as a member of our Board since May 2004 and as the Chairman of our Board since March 2014. He also has served as our Chief Executive Officer since February 2007 and served as our President from March 2014 to March 2019. Mr. McFarlane served as our Chief Operations Officer from May 2004 to October 2010 and as our Secretary from May 2004 to September 2013. Mr. McFarlane currently serves on the board of directors of Expedition Travel Advisor, a private online travel platform for the adventure travel industry. Mr. McFarlane holds a B.A. in Economics from Claremont McKenna College. Mr. McFarlane was selected to serve on our Board because of the perspective and experience he brings as one of our founders and as our Chief Executive Officer.

Tami Reller has served as a member of our Board since July 2014. Ms. Reller has served as President of Duly Health and Care, a health care company, since May 2021. Ms. Reller previously served as Chief Marketing, Digital, and Experience Officer of United Healthcare, a health care company, from November 2017 to April 2021, and Executive Vice President of Optum, a health-services company, from September 2014 to November 2017, including Chief Marketing Officer from September 2014 to June 2016 and Chief Financial Officer from June 2016 to April 2017. Ms. Reller serves as a director of SPS Commerce (Nasdaq: SPSC). Ms. Reller holds a B.S. in Mathematics from Minnesota State University Moorhead and an M.B.A. from St. Mary’s College. Ms. Reller was selected to serve on our Board because of her significant experience with software companies and her corporate finance experience, including through a prior chief financial officer position.

Srinivas Tallapragada has served as a member of our Board since July 2021. Mr. Tallapragada has served as President and Chief Engineering Officer at Salesforce, a cloud-based customer relationship management company, since December 2019. Prior to that, he served as President, Technology since June 2018, Executive Vice President, Engineering from March 2014 to June 2018, and Senior Vice President, Engineering from May 2012 to February 2014.

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He previously held multiple leadership roles at Oracle and SAP where he led enterprise software development and was responsible for the integration of numerous acquisitions. Mr. Tallapragada holds a B.T. from National Institute of Technology (Warangal, India) and a master’s degree from the school of Human Resources at XLRI, Jamshedpur, India. Mr. Tallapragada was selected to serve on our Board because of his product development and technology expertise.

Class II Director Nominee

Bruce Crawford has served as a member of our Board since July 2021. Mr. Crawford has served as Senior Vice President for Strategic Development, Growth and Sales at Jacobs Engineering, an international technical professional services firm, since November 2020. Mr. Crawford previously served in the United States Army as a Lieutenant General, most recently as the Army’s Chief Information Officer, the principal enterprise IT and cybersecurity policy advisor to the Secretary of the Army and the Army Chief of Staff, from August 2017 until July 2020, and Commander, Communications Electronics Command (CECOM) from May 2014 through April 2017. Mr. Crawford was selected to serve on our Board because of his executive senior leadership background and enterprise information technology and cybersecurity expertise.

Class III Director Nominee

Marcela Martin has served as a member of our Board since September 2021. Ms. Martin has been Chief Financial Officer of Squarespace, the all-in-one website building platform, since November 2020. Ms. Martin previously served as Chief Financial Officer at Booking.com, an online travel platform, from January 2019 to October 2020, Chief Financial Officer at National Geographic Partners from January 2016 to December 2018, including as Chief Accounting Officer from July 2018 to December 2018, and Chief Financial Officer at Fox International from November 1998 to December 2015. Ms. Martin also serves on the board of directors of Chegg (NYSE: CHGG) and Cvent (NASDAQ: CVT). Ms. Martin holds a degree from the University of Morón with expertise in accounting and an M.B.A. from the University of Liverpool. Ms. Martin was selected to serve on our board because of her senior executive leadership background, global finance expertise, and technology industry knowledge.

Class II Directors – Terms Expiring in 2023

William Ingram has served as a member of our Board since January 2020. He previously served as our Chief Financial Officer and Treasurer from December 2015 to March 2020. Prior to joining the Company, he served as Interim Chief Financial Officer of Khan Academy, a provider of online learning resources, from April 2015 to December 2015. Mr. Ingram also held various executive roles at Leap Wireless International, the parent company of Cricket Wireless, a wireless telecommunications provider, including Executive Vice President and Chief of Strategy from August 2007 to March 2014, and with the acquiring company, AT&T, from March 2014 to January 2015. Mr. Ingram currently serves on the board of directors of Paymentus (NYSE: PAY) and CCC Intelligent Solutions (NYSE: CCCS). Mr. Ingram holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard Business School. Mr. Ingram was selected to serve on our Board because of his service as our Chief Financial Officer and Treasurer for over four years, which contributes to the Board’s critical knowledge of our industry, financial reporting and accounting, risk management, and budgeting, as well as his experience specific to the Company’s operations, financial performance, and strategy.

Brian Sharples has served as a member of our Board since April 2020. Mr. Sharples is a serial entrepreneur, angel investor, and advisor to technology and e-commerce companies. He most recently served as Chairman of Twyla, an online fine art marketplace that he co-founded, from October 2016 to December 2018. Mr. Sharples previously served as Chief Executive Officer of HomeAway, a vacation rental marketplace he co-founded, from April 2004 to September 2016, as President from April 2004 to May 2014, and as Chairman from March 2011 to December 2015. He is currently on the board of directors of Yelp (NYSE: YELP), GoDaddy (NYSE: GDDY), and Ally Financial (NYSE: ALLY) and private company RVShare, and previously served as a director of RetailMeNot, HomeAway, and Kayak. Mr. Sharples holds a B.S. in Math and Economics from Colby College and an M.B.A. from the Stanford University Graduate School of Business. Mr. Sharples was selected to serve on our Board because of his senior executive leadership background, technology industry knowledge, and public company experience.

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Class III Directors – Terms Expiring in 2024

Marion Foote has served as a member of our Board since May 2011. Ms. Foote has served as an independent business advisor since January 2012. Ms. Foote currently serves as a director of multiple private companies in the financial services, life sciences, and technology sectors. Ms. Foote previously served as a director of two public companies: DLJdirect (now part of E*Trade) and Cascade Financial Corporation/Cascade Bank (now part of Pacific Premier Bank). Ms. Foote holds a B.A. in Economics from Smith College and an M.B.A. from Harvard Business School. Ms. Foote was selected to serve on our Board because of her significant experience as a director, including service on public company boards and the audit and finance committees of both public and private company boards, her marketing and financial expertise, including service as a senior credit officer, senior vice president and head of specialized financial services, as executive vice president and head of relationship marketing, and as treasurer of a private school and a medical foundation, among other roles, as well as her pioneering work in customer analytics, profitability and experience, and her over four decades of executive experience in financial services and consulting.

Rajeev Singh has served as a member of our Board since March 2017 and as Lead Independent Director since October 2019. Since November 2015, Mr. Singh has served as the Chief Executive Officer and a member of the board of directors of Accolade (Nasdaq: ACCD), an on-demand healthcare concierge for employers, health plans, and health systems. Prior to Accolade, Mr. Singh co-founded Concur Technologies, a global leader in travel and expense management, and held multiple roles over a period of 20 years, including President, Chief Operating Officer, and member of the board of directors. Mr. Singh currently serves on the boards of directors of Amperity, a private company, and Seattle Children’s Hospital Foundation and previously served as a director of Apptio. Mr. Singh holds a B.S. in Manufacturing Administration from Western Michigan University. Mr. Singh was selected to serve on our Board because of his extensive experience in building and leading companies, as well as his background in technology innovation and significant operational and strategic expertise.

Kathleen Zwickert has served as a member of our Board since January 2019. Prior to her retirement in April 2017, Ms. Zwickert served as Chief People Officer at NetSuite (now Oracle NetSuite), a cloud computing company, from August 2013 to April 2017. Ms. Zwickert holds a B.A. in Economics from the University of California, Berkeley. Ms. Zwickert was selected to serve on our Board because of her significant experience with software and SaaS companies and management experience, especially related to talent management and executive compensation.

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Corporate Governance Standards and Director Independence

Corporate Governance Guidelines – Key Principles of our Board

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the Company. Our Corporate Governance Guidelines are posted on our investor relations website, which is located at https://investor.avalara.com, under the heading “Governance.” Our Nominating and Corporate Governance Committee periodically reviews and assesses the adequacy of these guidelines and recommends any proposed changes to the Board for approval.

Code of Business Conduct and Ethics – Establishing Our Company’s Culture of Compliance

Our Board has adopted a Code of Business Conduct and Ethics that applies to all our employees (including executive officers and officers responsible for financial reporting), consultants, and directors. Our Code of Business Conduct and Ethics is posted on our investor relations website, which is located at https://investor.avalara.com, under the heading “Governance.” We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements for executive officers and directors, on our website to the extent required by applicable law and New York Stock Exchange requirements.

Board Leadership Through Partnership of Board Chairperson and Lead Independent Director

In accordance with the Company’s bylaws, our Corporate Governance Guidelines provide that the Board may, in its discretion, elect a Chairperson of the Board from among the members of the Board. The Board has no policy mandating the separation of the offices of the Chairperson of the Board and the Chief Executive Officer and believes that it should maintain flexibility in determining a board leadership structure appropriate for us from time to time. However, our Corporate Governance Guidelines require that our Board appoint an independent Lead Director (the “Lead Independent Director”) whenever the Chairperson of the Board is not an independent director.

Our Board believes that we and our shareholders currently are best served by Scott McFarlane, our Chief Executive Officer, also serving as Chairman of our Board, considering his experience, expertise, knowledge of our business and operations, and strategic vision. As Chairman, Mr. McFarlane presides over meetings of the Board and holds such other powers and carries out such other duties as are customarily carried out by the chairperson of a board of directors.

In October 2019, our independent directors appointed Rajeev Singh to serve as our Lead Independent Director. As Lead Independent Director, Mr. Singh presides over periodic meetings and executive sessions of our independent directors, collaborates with the Chairman on agendas, schedules, and materials for Board meetings, serves as a liaison between our Chairman and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate.

Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board, independent Board committees with significant authority and oversight, and sound corporate governance policies and practices.

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The Fundamental Role of Risk Oversight by our Board and Committees

Our Board is actively involved in the oversight of our risk management process. Our Board administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. The full Board, or the appropriate committee, receives reports on risks facing Avalara from our Chief Executive Officer and other management regarding our risk identification, management, and mitigation strategies. In particular:

Full Board

•  Monitors and assesses strategic risk exposure, including reputational risks, crisis management, and product quality controls

•  Reviews and approves management’s annual business plan and budget, strategy, and liquidity plans

•  Reviews business developments, strategic plans and implementation, and financial results on at least a quarterly basis

•  Reviews capital spending, financings, and capital market activities

•  Oversees management succession planning

•  Holds regularly scheduled executive sessions of independent directors

•  Has significant interaction with business leaders and access to other key employees

•  Has focused discussions regarding emerging topics

Audit Committee

•  Oversees our major financial, treasury, audit, and other business risk exposures enterprise-wide and the steps our management has taken to monitor and mitigate these exposures

•  Reviews accounting and financial reporting, and disclosure control and internal control processes

•  Oversees the internal audit, legal, regulatory, and ethical compliance functions

•  Consults regularly with our independent registered public accounting firm and internal audit function regarding risk management controls

Compensation and Leadership Development Committee

•  Reviews and approves or recommends to the Board for approval executive officer compensation

•  Ensures the alignment of incentive programs with the Company’s business and strategic plans

•  Reviews whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, and related risk mitigants

•  Develops, in consultation with the Board and the CEO, long- and short-term management succession plans

•  Addresses matters related to human capital management for the general employee population

Nominating and Corporate Governance Committee

•  Monitors and reviews our corporate governance structure, policies, and procedures, as well as the Board and committee self-assessment process

•  Oversees director succession planning and refreshment

•  Oversees director onboarding process and continuing education

•  Monitors and reviews our risk exposure and risk management policies and procedures dealing with information security matters

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Environmental, Social, and Governance Oversight

Our Board generally oversees our environmental, social, and governance (“ESG”) objectives and supports their implementation. Specific ESG topics are overseen by the Board committee generally responsible for the subject matter. For example, the Nominating and Corporate Governance Committee has oversight responsibility for the corporate governance aspects of ESG. Execution of the Company’s ESG strategy is overseen by the Company’s senior management team. Please see “Corporate Responsibility and Sustainability” below for more information about our ESG efforts and initiatives.

Dedicated Board and Committee Members – Meetings and Attendance

During 2021, our Board held five meetings. Each incumbent director who was on the Board attended at least 75% of the aggregate number of meetings of the Board and the aggregate of all meetings of the committees on which he or she served that were held during the period in which such director served during 2021.

In addition, we encourage directors to attend our annual meetings of shareholders. All directors who then served on the Board attended our annual meeting of shareholders in 2021.

Lead Independent Director Presides Over Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management. Our Lead Independent Director, currently Mr. Singh, is the presiding director at these meetings.

Stakeholder Communications with Directors

Shareholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of our Board, or a specific member of our Board (including our Chairman or Lead Independent Director, if any) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our Board as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our Board will not be provided to directors.

The address for these communications is:

Avalara, Inc.

c/o Corporate Secretary

255 South King Street, Suite 1800

Seattle, WA 98104

To submit concerns regarding accounting, internal accounting controls, or auditing matters, shareholders and other interested persons may also call the Company’s toll free, confidential hotline (United States and Canada: 833-440-0009; rest of world: 800-603-2869). Employees may submit such concerns on a confidential and anonymous basis. Communications made through the confidential hotline and certain communications to the Board to the extent relating to accounting, internal accounting controls, or auditing matters will be reviewed by the Audit Committee in accordance with procedures established by the Audit Committee with respect to such matters.

Substantial Majority of Directors Determined Independent

Our common stock is listed on the New York Stock Exchange. The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of our Audit, Compensation and Leadership Development, and Nominating and Corporate Governance Committees be independent.

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Audit Committee members and Compensation and Leadership Development Committee members also must satisfy additional independence rules established by the SEC and the listing rules of the New York Stock Exchange.

Our Board has reviewed its composition, the composition of its committees, and the independence of each director. Our Board has determined that none of our current directors or directors who served at any time during 2021 has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the New York Stock Exchange, except for Mr. McFarlane by virtue of his position as our Chief Executive Officer and Mr. Ingram by virtue of his former position as our Chief Financial Officer and Treasurer. Accordingly, a majority of our directors are independent, as required under applicable New York Stock Exchange rules. In making this determination, our Board considered the current and prior relationships that each director has or had with us and all other facts and circumstances our Board deemed relevant.

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Board Committees

Our Board has established an Audit Committee, a Compensation and Leadership Development Committee, and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business from time to time. Each committee reports on its activities to the full Board at regular meetings or otherwise as appropriate.

Our Board has adopted a written charter for each of the Audit Committee, the Compensation and Leadership Development Committee, and the Nominating and Corporate Governance Committee that satisfies applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter for each committee is available on our investor relations website, which is located at https://investor.avalara.com, by clicking on “Committee Charters” under the heading “Governance.” The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

The three committees consist solely of independent directors, as determined by the Board for purposes of the Board service generally and, as applicable, the additional independence rules for service on the Audit Committee and Compensation and Leadership Development Committee.

Audit Committee

Our Audit Committee consists of Marion Foote, Marcela Martin, and Tami Reller. The Chair of our Audit Committee is Ms. Foote. Our Board has determined that each of Ms. Foote, Ms. Martin, and Ms. Reller is an “audit committee financial expert” within the meaning of SEC regulations. Our Board also has determined that each member of our Audit Committee has the requisite financial expertise under the applicable requirements of the New York Stock Exchange. In arriving at this determination, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment history. The Audit Committee held nine meetings during 2021.

The Audit Committee’s primary functions include, among other things, the matters set forth below.

•	Sole authority for appointing, compensating, retaining, and overseeing our independent registered public accounting firm

•	Approving in advance all audit and non-audit services performed by our independent registered public accounting firm in accordance with applicable law, and the payment of related fees

•	Evaluating annually the performance, qualifications, objectivity, and independence of our independent registered public accounting firm and deciding whether to retain its services

•	Monitoring the rotation of partners on the engagement team of our independent registered public accounting firm

•	Reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management

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Reviewing, with our independent registered public accounting firm, internal audit team, and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the design and implementation of our internal control functions

•	Overseeing our major financial, treasury, audit, and other business risk exposures enterprise-wide and the steps our management takes to monitor and mitigate these exposures

•	Reviewing and approving, as appropriate, all related party transactions

•	Overseeing management’s establishment and assessment of the effectiveness and adequacy of our internal control structure and procedures for financial reporting

•	Establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, or auditing matters

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•	Reviewing legal and regulatory matters that may have a material impact on the financial statements and related Company compliance policies and programs

•	Reviewing and evaluating the performance of the Audit Committee and the adequacy of its charter

Compensation and Leadership Development Committee

Our Compensation and Leadership Development Committee consists of Tami Reller, Brian Sharples, Rajeev Singh, and Kathleen Zwickert. The Chair of our Compensation and Leadership Development Committee is Ms. Zwickert. The Compensation and Leadership Development Committee held five meetings during 2021.

The Compensation and Leadership Development Committee’s primary functions include, among other things, the matters set forth below.

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Determining, or recommending to the Board for approval, the compensation of our Chief Executive Officer, and reviewing and approving corporate performance goals and objectives relevant to such compensation

•	Reviewing and approving the compensation of our other executive officers

•	Reviewing peer group and other market data to evaluate target annual compensation, compensation programs, and plan design against peer companies

•	Making recommendations to our Board regarding the compensation of our directors

•	Administering our equity incentive compensation plans and making recommendations to our Board regarding the adoption of and amendments to equity incentive compensation plans

•	Approving awards under our equity compensation plans, subject to the procedures and guidelines with respect to such awards as adopted from time to time by our Board

•	Administering our stock ownership guidelines for executive officers and directors

•	Monitoring and assessing risks associated with our compensation policies and consulting with our management on such risks

•	Developing, in consultation with the Board and the CEO, leadership development and management succession plans

•	Reviewing and evaluating the performance of the Compensation and Leadership Development Committee and the adequacy of its charter

The Compensation and Leadership Development Committee reviews and approves or recommends to the Board for approval all forms of compensation to be provided to the executive officers of the Company, as recommended by the Chief Executive Officer (other than with respect to his own compensation). The Compensation and Leadership Development Committee is not authorized to delegate these duties. The Board has authorized our Chief Executive Officer to make certain equity awards to employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), within limits prescribed by the Board.

Pursuant to its charter, the Compensation and Leadership Development Committee is authorized, in its sole discretion, to retain a compensation consultant to assist the committee in carrying out its duties. For 2021 compensation, as it has done in prior years, the Compensation and Leadership Development Committee retained Compensia, an independent management consulting firm, to assist the Compensation and Leadership Development Committee in discharging its duties. For 2021 executive compensation, the Compensation and Leadership Development Committee retained Compensia to conduct a compensation analysis for executive officers and other executives, to make recommendations for changes based on the Company’s pay philosophy, business objectives, and shareholder expectations, and to support other ad hoc matters throughout the year. Compensia conducted a competitive market analysis that included published national survey sources of similarly sized companies augmented

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by proxy data of our peer group, consisting of companies with revenues of similar size to the Company or that are in similar lines of business. Compensia did not provide any other services to the Company and only received fees from the Company on behalf of the Compensation and Leadership Development Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Bruce Crawford, Edward Gilhuly, Brian Sharples, and Srinivas Tallapragada. The Chair of our Nominating and Corporate Governance Committee is Mr. Gilhuly. The Nominating and Corporate Governance Committee held four meetings during 2021.

The Nominating and Corporate Governance Committee’s primary functions include, among other things, the matters set forth below.

•	Reviewing and recommending to our Board criteria for selecting, and recommending persons to serve as, new members of our Board to fill any vacancies

•	Reviewing and recommending nominees for our Board, including whether to re-nominate directors

•	Considering any nominations of director candidates or shareholder proposals validly made by our shareholders

•	Establishing, coordinating, and reviewing with the Chairperson of the Board criteria for the evaluation of Board and committee performance and oversight of the implementation of such process

•	Recommending to our Board as to committee membership and chairs

•	Reviewing and recommending to our Board corporate governance structure, principles, and policies

•	Reviewing and monitoring risks associated with information security matters

•	Reviewing and evaluating the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter

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Director Compensation

Under our non-employee director compensation policy (the “Director Compensation Policy”) for 2021, each non-employee director was eligible to receive compensation for his or her service consisting of annual cash retainers and an annual equity award as described below.

Retainer	Amount ($)
Board
Annual base cash retainer	34,000
Annual equity award	200,000
Committee Chair
Audit	20,000
Compensation and Leadership Development	15,000
Nominating and Corporate Governance	9,000
Committee Member
Audit	10,000
Compensation and Leadership Development	7,000
Nominating and Corporate Governance	4,000
Lead Independent Director	18,000

Cash Compensation

Under the Director Compensation Policy, for 2021, all non-employee directors were entitled to receive the cash compensation described above, payable in quarterly installments at the end of the quarter for which services were provided. We generally reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board and its committees.

Equity Compensation

Under the Director Compensation Policy, on the date of each annual meeting of our shareholders, each non-employee director who is a director immediately following the meeting automatically will be granted an equity award. For 2021, the equity award had a value of $200,000, and was granted as restricted stock units (“RSUs”) under our 2018 Equity Incentive Plan, as may be amended from time to time (the “2018 Equity Plan”). The number of RSUs was determined based on the grant date fair value of the award, calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) (based on the valuation methodology we use to value RSUs for financial reporting purposes). Each annual award vests and becomes payable upon the earlier of the one-year anniversary of the grant date or the day prior to our next annual meeting of shareholders occurring after the grant date, in each case subject to the non-employee director’s continued service through the vesting date, except as permitted below. Each annual award vests and becomes payable upon a change in control, as defined in the 2018 Equity Plan.

In the event that a non-employee director is initially elected or appointed on any date other than the date of an annual meeting of shareholders, the director will automatically receive the annual award on the date of initial election or appointment, except that the value of the award will be prorated to reflect the number of days that the director will serve based on a period of time commencing on the date of initial election or appointment and ending on the one-year anniversary of the previous annual meeting (the “prorated annual award”). In all other respects, the terms and conditions of the prorated annual award, including the vesting schedule, will be the same as the annual award granted to non-employee directors on the previous year’s annual meeting date.

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In the event a non-employee director’s service terminates for any reason other than for cause, as defined in the 2018 Equity Plan, prior to the vesting date of an annual award and the non-employee director has served less than five continuous years as a director, the annual award will become vested as to a pro rata portion based on the number of full months of service that has elapsed between the grant date of the annual award and the non-employee director’s termination date. In the event a non-employee director’s service terminates for any reason other than for cause on or after five years of continuous service, the annual award will become fully vested upon termination. In the event of termination for cause, no portion of the annual award will accelerate in vesting.

2021 Director Compensation Table

The following table provides information regarding total compensation earned by our directors during the fiscal year ended December 31, 2021. Directors who also are our employees, such as Mr. McFarlane, our Chairman and Chief Executive Officer, receive no additional compensation for their service as directors. Mr. McFarlane’s executive compensation for 2021 is presented under “Named Executive Officer Compensation Tables – 2021 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Bruce Crawford(2)	19,000	184,528	203,528
Marion Foote	54,000	199,877	253,877
Edward Gilhuly	43,000	199,877	242,877
William Ingram	34,000	199,877	233,877
Marcela Martin(3)	14,587	150,636	165,223
Tami Reller	51,000	199,877	250,877
Brian Sharples	45,000	199,877	244,877
Rajeev Singh	59,000	199,877	258,877
Chelsea Stoner(4)	31,565	199,877	231,443
Srinivas Tallapragada(2)	19,000	184,528	203,528
Kathleen Zwickert	49,000	199,877	248,877

(1)	Amounts in this column represent the aggregate grant date fair value of RSUs granted during the fiscal year, as computed in accordance with ASC Topic 718.

(2)	Messrs. Crawford and Tallapragada were appointed to the Board on July 1, 2021.

(3)	Ms. Martin was appointed to the Board on September 1, 2021.

(4)	Ms. Stoner resigned from the Board on August 27, 2021.

As of December 31, 2021, non-employee directors held the following number of equity awards: Mr. Crawford, 1,145 RSUs; Ms. Foote, 1,591 RSUs and 4,386 stock options; Mr. Gilhuly, 1,591 RSUs and 1,927 stock options; Mr. Ingram, 1,591 RSUs and 111,615 stock options (of which 109,688 stock options were granted to Mr. Ingram during employment with us as our Chief Financial Officer and Treasurer); Ms. Martin, 809 RSUs; Ms. Reller, 1,591 RSUs and 4,386 stock options; Mr. Sharples, 1,591 RSUs and 2,593 stock options; Mr. Singh, 1,591 RSUs and 4,386 stock options; Mr. Tallapragada, 1,145 RSUs; and Ms. Zwickert, 1,591 RSUs.

Changes to our Director Compensation Policy for 2021

Our Board regularly reviews the total compensation of our non-employee directors and each element of compensation under our Director Compensation Policy to ensure that it remains market competitive and aligned with the interests of our shareholders. Our Board amended the Director Compensation Policy in January 2021 to improve

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alignment of our director compensation practices with those of our peer group and market practice. The changes under the amended policy, all of which were effective for director compensation paid in 2021 and are reflected in the amounts reported in the 2021 Director Compensation Table, are as follows.

•	Increased the annual base cash retainer by $2,000

•	Increased the annual retainer of the Lead Independent Director by $3,000

•	Increased the annual retainer for the Compensation and Leadership Development Committee Chair by $4,000 and Compensation and Leadership Development Committee members by $2,000

•	Increased the annual retainer for the Nominating and Corporate Governance Committee Chair by $1,500 and Nominating and Corporate Governance Committee members by $500

•	Increased the annual retainer for Audit Committee members by $2,500

•	Beginning with the 2021 annual meeting of shareholders, increased the value of the annual equity award by $50,000, which award is granted as RSUs

•	Eliminated stock options from annual equity awards

Non-Employee Director Equity Ownership Guidelines

Our Board has adopted stock ownership guidelines for our executive officers and non-employee directors which set minimum stock ownership requirements at a total value equal to five times such director’s annual base cash retainer for Board service. Non-employee directors are expected to initially satisfy the guidelines five years following their initial election or appointment to the Board, or by December 31, 2026, for non-employee directors serving on January 1, 2022. As of April 8, 2022, all our currently serving non-employee directors were either in compliance with the stock ownership guidelines or were within the compliance period and making appropriate progress.

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Corporate Responsibility and Sustainability

Avalara is committed to being a good steward of the environment and social landscapes in which we operate to create a more sustainable world. In 2021, we conducted our first ESG materiality assessment, which will serve as the foundation for our ESG strategy going forward. More information about our ESG efforts and initiatives is available at https://investor.avalara.com.

Our People

Company Culture

We believe our corporate culture provides an advantage in recruiting new employees and retaining our best talent, as well as driving behaviors across our entire organization that help us succeed. This culture is characterized in the many employees who embody our nine success traits: optimism, passion, adaptability, humility, fun, ownership, curiosity, urgency, and simplicity. The rallying point of our culture is the color orange. Our employees wear this color with pride every day, and we have trademarked the slogan “The Power of Orange.”

Employee engagement is critical to our success and a component of our executive and leadership bonus plan. Beginning in 2019, we engaged a leading polling and analytics firm to measure our employee engagement performance and have invested in company-wide initiatives to support our engagement goals. Please see “Compensation Discussion and Analysis—Annual Cash Incentive Bonus – Pay-for-Performance Aligned with Company Strategy” below for more information about the incorporation of employee engagement as a component of our executive and leadership bonus plan. We are committed to continuous improvement through our investments in coaching, mentorship, training, and other initiatives designed to support the well-being and development of our employees. These initiatives include an employee assistance program, commuter benefits, professional training and development platforms and opportunities, tuition reimbursement for eligible employees, and free and subsidized wellness programs.

In response to the COVID-19 pandemic, we launched several initiatives to support our global workforce. We provided a remote work stipend program to our employees. We provided telemedicine resources and facilitated vaccination reimbursement and access in certain locations. We also launched a global COVID hardship fund for employees. To support working parents, we bolstered our existing AvaKids program for the children of full-time Avalara employees to introduce weekly, virtual learning opportunities, programs, and events. The company also hosted virtual employee events, including yoga sessions, trivia games, contests, a global talent show, cooking classes, in addition to sessions on mental health, fitness, and financial well-being. As further support, we also launched an employee resource group for remote workers. To assess the impact of these and other Avalara pandemic initiatives we conducted employee surveys in 2020 and 2021 to help us understand how the company was addressing employee concerns specifically relating to the impact of the pandemic. As we continue to return to office in 2022, we are adopting a flexible work schedule for most of our employees, with a portion of our employees continuing to work fully remotely.

Diversity and Inclusion

We believe in the value of a diverse culture, beginning from the top as demonstrated by the diversity of our Board of Directors, and extending into our commitment to an inclusive and diverse workforce. We have a number of employee resource groups that enhance our inclusive and diverse culture, including Women of Avalara, Veterans of Avalara, Prism (LGBTQ+), Access (disability), Ujima (African American/Black), Hola (Hispanic), and Noonchi (Asian). We continue to recruit technical talent in diverse communities, including by engaging as a sponsor of the annual Grace Hopper Celebration (the world’s largest gathering of women technologists), AfroTech (a multicultural tech conference that brings leaders in technology and business together to exchange ideas and build a strong Black technology community), and Lesbians Who Tech. We require anti-harassment training as part of our new employee onboarding process and regularly for all employees, and we also conduct managing bias training for our leadership and executive teams.

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Environmental Sustainability

Avalara is committed to responsible management of our energy consumption, waste, and recycling methods. We encourage recycling and composting in our offices, provide water dispensers in many of our office locations to encourage use of reusable containers, donate or recycle equipment we no longer use, provide compostable materials and/or reusable dishware and cutlery, and provide a public transportation stipend to employees and encourage alternative modes of transportation. Our offices are located near public transportation hubs and provide end-of-trip amenities including bike storage, locker rooms, and showers. Avalara Hawk Tower, the company’s Seattle headquarters, achieved Silver LEED.

In addition, we are continually looking at ways to include more sustainable practices in our everyday work and are committed to partnering with vendors who share our commitment to strong corporate responsibility and sustainability practices.

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Executive Officers

Our executive officers and their positions and respective ages as of April 21, 2022, are:

Name	Age	Position
Scott McFarlane	65	Chairman and Chief Executive Officer
Ross Tennenbaum	44	Chief Financial Officer and Treasurer
Amit Mathradas	47	President and Chief Operating Officer
Alesia Pinney	58	Executive Vice President, Chief Legal Officer, and Secretary

Our executive officers and key employees serve at the discretion of the Board. Biographical information for Mr. McFarlane is provided above.

Ross Tennenbaum has served as our Chief Financial Officer and Treasurer since April 2020 and previously served as Executive Vice President of Strategic Initiatives from March 2019 to March 2020. Prior to joining Avalara, Mr. Tennenbaum served as a vice president and later managing director in the technology investment banking division at Goldman Sachs, a financial services firm, from September 2014 to March 2019. Mr. Tennenbaum holds a B.S. with concentrations in Finance and Economics from the University of Florida and an M.B.A. from The Wharton School of the University of Pennsylvania.

Amit Mathradas has served as our President and Chief Operating Officer since March 2019. Prior to joining Avalara, from November 2015 to March 2019, Mr. Mathradas served as General Manager and Head of North American Small Business at PayPal, a digital payments company, where he led the company’s small business segment, managing teams responsible for acquisition, activation, cross-sell, and retention of small businesses. Prior to PayPal, from September 2013 to October 2015, Mr. Mathradas served as Senior Vice President and General Manager of Web.com, an internet services offering, focusing on small businesses. Mr. Mathradas holds a bachelor’s degree from Wittenberg University and an M.B.A. from Northwestern University’s Kellogg School of Management.

Alesia Pinney has served as our Chief Legal Officer (formerly entitled “General Counsel”) since April 2013, our Secretary since September 2013, and an Executive Vice President since March 2014. Ms. Pinney currently serves on the boards of directors of Winc (NYSE American: WBEV), an omni-channel winery, and Sharkbite Games, a private video game development studio. Ms. Pinney holds a B.A. in Business Administration in Accounting from Seattle University, a Master of Taxation from the University of Denver, College of Law, and a J.D. from Seattle University School of Law.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the compensation for the following current executive officers in 2021 (our “named executive officers”), including the material elements of our executive compensation program, an overview of our executive compensation philosophy, and how and why our Compensation and Leadership Development Committee made specific compensation decisions for our named executive officers.

Our 2021 named executive officers are:

Name	Position
Scott McFarlane	Chairman and Chief Executive Officer
Ross Tennenbaum	Chief Financial Officer and Treasurer
Amit Mathradas	President and Chief Operating Officer
Alesia Pinney	Executive Vice President, Chief Legal Officer, and Secretary

Executive Summary

Our Business

Avalara is a leading provider of tax compliance automation for businesses of all sizes. Every business, regardless of size, faces a bewildering and burdensome array of constantly shifting transaction tax collection, reporting, and remittance obligations imposed by a patchwork of local, regional, state, and national taxing authorities. The rise of omnichannel commerce and international trade has increased this compliance burden. Avalara’s mission is to eliminate this burden and allow companies to focus on their core operations. We offer a leading suite of cloud-based solutions to assist companies with transactional tax and related compliance requirements. This multi-product platform – the Avalara Compliance Cloud – consists of calculation, returns, compliance document management, licensing and registration, tax content, and insight solutions. Our vision is for the Avalara Compliance Cloud to be the leading, category-defining, global cloud compliance platform.

2021 Business Results

In 2021, we delivered another strong year of financial performance and execution despite the on-going COVID-19 pandemic and macroeconomic uncertainties, reflecting the adaptability and resiliency of our business. We achieved strong revenue growth driven by the addition of new and expansion of existing customers. Our significant fiscal year 2021 financial and operational results include the following highlights.

•	Total revenue was $699.0 million, an increase of 40% year-over-year

•	GAAP gross margin was 71%, the same as in fiscal year 2020. Non-GAAP gross margin was 73%, compared to 74% in fiscal year 2020

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GAAP operating loss was $106.6 million, compared to $62.0 million in fiscal year 2020. Non-GAAP operating income, at $5.5 million, was positive for the first time, compared to a non-GAAP operating loss of $3.1 million in fiscal year 2020

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Net cash provided by operating activities was $34.1 million, compared to $42.6 million provided by operating activities in fiscal year 2020. Free cash flow was $12.7 million, compared to $34.0 million in fiscal year 2020. This was our third consecutive year of positive free cash flow

•	Total core customers increased to approximately 18,270, up from approximately 15,020 at the end of 2020 (both figures are reflective of the revised methodology described below)

During the second quarter of 2021, we revised our core customer calculation methodology to include revenue from our Streamlined Sales Tax solution, which results in additional customers being included in reported core customers. We define a core customer as a unique account identifier in our U.S. billing systems (multiple companies or divisions

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within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers); that is active as of the measurement date; and for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the previous twelve months.

To supplement our results determined in accordance with GAAP, we provide investors with certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating income (loss), and free cash flow. For a full reconciliation for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP, please see pages 51-54 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Return to Shareholders

We have delivered significant cumulative total return, as evidenced by the chart below, which shows how a $100 investment in Avalara on June 15, 2018 (the date our common stock commenced trading on the New York Stock Exchange) would have grown to $287.29 on December 31, 2021. The chart also compares the cumulative total return on an investment in our common stock to the same investment of $100 in the S&P 500 Index and the RDG Software Composite over the same period.

The stock price performance graph is not necessarily indicative of future price performance.

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2021 Executive Compensation Highlights

In 2021, we took the following key actions with respect to named executive officer compensation:

Use of Peer Group Data

•  We utilized a formal peer group and other market data as a reference point in setting target annual compensation elements, total target annual compensation, and other elements of our executive compensation program.

Changes to Target Cash Compensation

•  Base salary increases (ranging from 0% to 15%) were primarily to ensure competitive base salaries among the peer companies with whom we compete for talent.

•  Target annual bonuses, as a percentage of each named executive officer’s annual base salary, were unchanged from their prior respective percentages.

•  The base salary of our Chief Executive Officer, Mr. McFarlane, increased by 15% to $575,000 to remain market-competitive.

Pay-for-Performance for Annual Incentive Bonus

•  The cash-based 2021 annual executive and leadership bonus plan (“2021 Incentive Plan”) continued the historical practice of setting performance goals that were challenging and designed to appropriately incentivize strong performance. Actual bonus payouts for executives can vary below and above target, depending on Company performance against the performance metrics.

•  Earned bonuses for the named executive officers ranged from 121% to 122% of their target bonuses. Mr. McFarlane earned 121% of his target annual incentive bonus for 2021.

Long-Term Equity Grants

•  Long-term equity awards that vest over multiple years comprise the largest component of each named executive officer’s compensation. Beginning in 2021, to further demonstrate our pay-for-performance commitment, we granted performance share units (“PSUs”) to the named executive officers that vest only upon achievement of financial performance goals and ceased granting stock options to employees, including the named executive officers.

•  Mr.  McFarlane’s aggregate grant date fair value for 2021 target equity awards was approximately $10,000,000, consisting of 60% PSUs and 40% time-vested RSUs, to directly link a material portion of his long-term incentives to both our operational success and stock price performance.

Incentive Compensation Recoupment Policy	• We adopted an incentive compensation recoupment policy for our executive officers that applies to our annual and long-term incentive pay programs.

No CEO Perquisites	• Certain perquisites to Mr. McFarlane were discontinued at the end of 2020 and in 2021 he did not receive any perquisites or benefits not available on the same basis to all our U.S. employees.

Executive Compensation Policies and Practices

We seek to maintain executive compensation policies and practices that reflect sound governance standards. Our Compensation and Leadership Development Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals, given the nature of our business and the competitive market in which we compete for executive talent.

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✓ What we do	✗ What we don’t do

✓ Independent Committee. The Compensation and Leadership Development Committee consists solely of independent directors.

✓ Independent Compensation Advisor. The Compensation and Leadership Development Committee engages an independent compensation consultant.

✓ Use of Peer Group and Market Compensation Data. We review compensation data of peer companies, supplemented by other market data, to ensure competitive positioning while retaining significant flexibility. The Compensation and Leadership Development Committee annually reviews the composition of our peer group.

✓ Pay-for-Performance Philosophy. Annual incentive compensation is at-risk and tied to achievement of financial and operational goals. 80% of our named executive officers’ target cash bonus is based on objective corporate performance measures. PSUs payable only if financial performance goals are met over a multi-year period were introduced in 2021. While no stock options were granted in 2021, outstanding stock options tie value to stock price appreciation.

✓ Reasonable Severance. We have reasonable, market competitive severance and change in control benefits.

✓ Double-Trigger Change in Control for Employment Agreements. Our employment agreements provide change in control benefits only upon certain qualifying terminations.

✓ Robust Stock Ownership Guidelines. We require all executive officers and directors to maintain minimum stock ownership at significant levels to reinforce management alignment with shareholders. Stock options do not count toward the minimum stock ownership level.

✓ Incentive Compensation Recoupment Policy. In 2021, we adopted an incentive compensation recoupment policy for our executive officers that applies to our annual and long-term incentive pay programs.

✓ Annual Succession Planning. The Compensation and Leadership Development Committee annually reviews and discusses with the Board the retention of executive officers and oversees succession planning.

✓ Annual Review of Compensation Risk and Risk Mitigation. The Compensation and Leadership Development Committee annually reviews our compensation programs to confirm that they do not encourage excessive or inappropriate risk-taking. Our compensation program mitigates undue risk by including caps on the maximum level of payouts, multiple performance metrics, and Board and management processes to identify risk.

✓ Regular Reviews of Share Utilization. Management and the Compensation and Leadership Development Committee regularly evaluate share utilization levels by reviewing the cost and dilutive impact of equity compensation.

✓ Annual Say-on-Pay Vote.

✗   No Guaranteed Bonuses. We do not provide guaranteed bonuses, except for limited inducements for new hires.

✗   No Pension/Defined Benefit or Supplemental Executive Retirement Plans.

✗   No Tax Reimbursements on Severance or Change in Control Payments.

✗   No Repricing of Underwater Stock Options without Shareholder Approval.

✗   No Hedging or Pledging Permitted. We prohibit our employees, including our executive officers, and non-employee members of our Board from hedging or pledging our securities.

✗   No Special Perquisites to CEO. We discontinued the perquisites previously provided to our Chief Executive Officer, except for those available on the same basis to all U.S. employees.

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Executive Compensation Philosophy and Objectives

The Compensation and Leadership Development Committee recognizes that our compensation philosophy must address the shared interests and varied focus areas of multiple parties, including employees, the Board, shareholders, and other stakeholders. Our executive compensation program is designed to achieve the following primary objectives.

•	Attract, motivate, and retain highly qualified executive officers committed to our success and future growth

•	Reward the achievement of key performance measures that are linked to the Company’s business strategy

•	Reinforce alignment of management with the goal of creating long-term shareholder value

•	Maintain reasonable internal pay parity, but reward outstanding individual, team, and Company results

The Compensation and Leadership Development Committee seeks to set both individual pay components and total compensation competitively. While market data is reviewed for context, actual pay decisions reflect the Compensation and Leadership Development Committee’s discretion and judgment based on the following factors.

•	Scope of role, promotion, impact on organization, individual performance, experience, skills, and criticality

•	Company performance on key metrics

•	Pay parity considerations across different executives at similar levels, scope, and experience

Shareholder Engagement and Responsiveness

2021 Say-on-Pay Results and Engagement with Shareholders

Company management, the Compensation and Leadership Development Committee, and the Board value the opinions of our shareholders. We hold an annual advisory vote on executive compensation and received approximately 96% shareholder support for our 2021 Say-on-Pay vote. We interpret last year’s results as support by our shareholders for our executive compensation program, including as a result of the changes we made for 2021 compensation following shareholder feedback after our first shareholder Say-on-Pay vote in 2020.

Changes made for 2021 executive compensation following shareholder feedback include granting performance-based awards that are payable only if threshold performance goals are met over a multi-year period, discontinuing perquisites to our Chief Executive Officer, and increasing disclosure to shareholders about our annual cash incentive compensation.

The 2021 changes are reflected in the compensation disclosures in this year’s proxy statement.

We will continue to take into consideration the results of the annual advisory votes on our executive compensation program. The Compensation and Leadership Development Committee and management will continue to review the Company’s executive compensation program and related disclosure with the assistance of outside compensation consultants to identify any potential changes that might augment shareholder value, support shareholder alignment, and continue to meet the Company’s objectives.

2021 Compensation-Setting Process

Role of Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee reviews and approves or recommends to the Board for approval all forms of compensation to be provided to the executive officers of the Company. The Compensation and Leadership Development Committee also has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our Chief Executive Officer and other executive officers.

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Role of Compensation Consultant

For 2021, the Compensation and Leadership Development Committee retained Compensia, a compensation consulting firm, to continue to serve as its compensation consultant and approved the terms of such engagement. Compensia has been engaged as a compensation consultant since 2013. Among other matters impacting our 2021 compensation program for named executive officers, Compensia assisted in establishing our 2021 peer group, evaluated our compensation philosophy, provided a total direct compensation analysis for executive officers and other senior management based on our peer group and other market data, made recommendations on compensation for newly hired executives, and made suggestions regarding target compensation and compensation programs based on our pay philosophy, business objectives, and shareholder alignment.

Role of Management

The Compensation and Leadership Development Committee also works with members of our management, including our Chief Executive Officer. Our management assists the Compensation and Leadership Development Committee by providing information on corporate and individual performance, and management’s perspective and recommendations on compensation matters, including performance metrics and programs generally.

Typically, our Chief Executive Officer will make recommendations to the Compensation and Leadership Development Committee regarding compensation for our executive officers, except with respect to his own compensation. The Compensation and Leadership Development Committee utilizes our Chief Executive Officer in this capacity because he has the most involvement in, and knowledge of, the Company’s business goals, strategies, and performance, the overall effectiveness of the management team, and each person’s individual contribution to the Company’s performance. Other key leaders also provide valuable context for the Company’s human capital management efforts as well as an understanding of peer group and general market practices regarding compensation. At the beginning of each year, our Chief Executive Officer reviews the performance of each of our other executive officers based on the executive officer’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, as well as potential for advancement, retention needs, and other subjective factors. The Compensation and Leadership Development Committee reviews and discusses these factors and recommendations with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our executive officers. Our Chief Executive Officer also attends meetings of our Board and the Compensation and Leadership Development Committee at which executive compensation matters are addressed to the extent requested, except with respect to discussions involving his own compensation. Decisions with respect to our Chief Executive Officer’s compensation are made by our Compensation and Leadership Development Committee in executive session or, as in 2021, by the full Board except Mr. McFarlane.

Use of Comparative Peer Group and Market Data

For purposes of assessing our executive compensation against the competitive market as well as our compensation programs, plan design, and total equity utilization, the Compensation and Leadership Development Committee reviews and considers the compensation levels and practices of a select group of peer companies. The 2021 peer group consists of technology companies that are similar to us based on revenue, market capitalization, industry sector, and other relevant factors. The Compensation and Leadership Development Committee intends to review our compensation peer group each year and adjust its composition if warranted. The companies in the 2021 peer group were determined, in consultation with Compensia, using the following criteria.

•	Revenue: approximately 0.4x to 2.5x of our last four fiscal quarter revenue as of the quarter ended June 30, 2020, of approximately $434 million (approximately $174 million to $1.1 billion)

•	Market Capitalization: approximately 0.33x to 3.0x of our market capitalization as of August 2020 of approximately $10.6 billion (approximately $3.5 billion to $31.8 billion)

•	Industry Sector: cloud-based software companies (primary focus) and other software companies (secondary focus)

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•	Other Factors: high revenue growth, high market capitalization to revenue multiple, business-to-business model, and located in Pacific Northwest or Silicon Valley

In selecting the following 2021 peer group, the Compensation and Leadership Development Committee included companies that resulted in us being near the median of the group, in terms of both revenue and market capitalization.

Alteryx	DocuSign	Paycom Software	The Trade Desk
Anaplan	Dynatrace	Paylocity Holding	Twilio
AppFolio	Five9	Q2 Holdings	Vertex
BlackLine	HubSpot	RingCentral	Zendesk
Coupa Software	New Relic	Smartsheet

The following companies in the 2020 peer group were not selected for the 2021 peer group due to financial characteristics and location: Cornerstone OnDemand, PROS Holdings, Workiva, and Zuora. The following companies were added to the 2021 peer group for the same reasons: Dynatrace, Five9, The Trade Desk, and Vertex.

Compensation Setting

In setting the elements of compensation for our named executive officers, the Compensation and Leadership Development Committee reviewed the base salaries, annual incentives, total cash compensation, long-term incentives, and total direct compensation of our named executive officers compared to those compensation elements for similarly situated executives at the companies in our compensation peer group. To analyze the compensation practices of our peer group, Compensia provided compensation data at the 25th, 50th, and 75th percentiles for our compensation peer group.

This compensation data was then used as a reference point for the Compensation and Leadership Development Committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts. The Compensation and Leadership Development Committee maintains significant flexibility to respond to evolving business conditions and to determine individual pay and did not benchmark any compensation element to a specific percentile. Rather, the Compensation and Leadership Development Committee relies on its collective experience and knowledge, its past practices, our overall performance, and other considerations it deems relevant when setting our executives’ compensation. See the factors set forth above under “—Executive Compensation Philosophy and Objectives.” No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable. We also consider potential risks in our business when designing and administering our executive compensation program.

We review the base salary levels, annual cash bonus opportunities, and long-term equity incentive compensation opportunities of our executive officers and all related performance criteria at the beginning of each year, or more frequently as warranted.

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Compensation Elements

Key Elements, Objectives, and Features of Compensation Elements

In 2021, our executive compensation program included base salaries, annual incentive bonuses, and long-term equity compensation in the form of PSUs and RSUs. As mentioned above, PSUs that are earned based on financial performance goals were introduced in 2021 as a new long-term equity award in replacement of stock options. The below table describes how each component is intended to satisfy the primary objectives of our executive compensation program.

Element	Type	Compensation Form	Objectives	Key Features

Base Salary	Fixed	Cash	• Designed to attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market

•  Initially established at hire pursuant to employment agreement

•  Reviewed annually

•  Historically year-to-year changes have been limited and based upon peer group benchmarking and discretionary factors

Annual Cash Incentive Bonus	Variable	Cash

•  Designed to promote the success of the Company by rewarding executives and eligible employees for outstanding results related to Company strategy, as well as motivating and retaining high performing employees

•  Bonus target as a percentage of base salary

•  80% based on corporate performance metrics (three core financial metrics and one customer metric) and additional performance measures that can increase payout

•  20% based on an individual performance metric

Long-Term Equity Incentive Compensation	Variable		• Designed to align the long-term interests of our executives and our shareholders, support retention, encourage equity ownership, and provide motivational value

		RSUs	• RSUs provide full value upon vesting to address retention needs	• For 2021, 40% of target equity award for CEO and 50% for other executive officers, with four-year time-based vesting

		PSUs	• Vest based on achievement of revenue goals over a three-year measurement period (with certain annual interim vesting possible)	• For 2021, 60% of target equity award for the CEO and 50% for other executive officers

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Base Salary

Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time of hire, taking into account their position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the Compensation and Leadership Development Committee reviews the base salaries of our executive officers each year as part of its annual compensation review.

In January 2021, the Compensation and Leadership Development Committee conducted its annual compensation review. The Compensation and Leadership Development Committee approved a base salary increase for Messrs. McFarlane and Tennenbaum and Ms. Pinney, each effective April 1, 2021, to bring their base salaries to levels that were competitive with those of similarly situated executives at the companies in our 2021 peer group.

Name	2020 Annual Base Salary ($)	2021 Annual Base Salary ($)	Increase (%)
Scott McFarlane	500,000	575,000	15
Ross Tennenbaum	380,000	420,000	10.5
Amit Mathradas	450,000	450,000	-
Alesia Pinney	335,000	375,000	11.9

Annual Cash Incentive Bonus – Pay-for-Performance Aligned with Company Strategy

In January 2021, the Compensation and Leadership Development Committee, with input from management, adopted our 2021 Incentive Plan, which was designed to promote the success of the Company by rewarding executives and eligible employees for outstanding business results, as well as promoting retention of high performing employees. A significant portion of the 2021 Incentive Plan was based on the Company’s actual achievement against pre-established target levels for corporate performance measures. An executive’s annual cash bonus payment is determined by multiplying the executive’s target bonus percentage by the percentage earned, based on the levels at which the applicable performance goals are achieved.

For purposes of the 2021 Incentive Plan, target annual incentive opportunities were set as a percentage of each participant’s base salary. In January 2021, the Compensation and Leadership Development Committee reviewed the target annual cash bonus opportunities of our executive officers, taking into consideration the recommendations of our Chief Executive Officer (except with respect to his own target annual cash bonus opportunity) as well as other factors described under “—Executive Compensation Philosophy and Objectives” above. Following this review, the Compensation and Leadership Development Committee decided to maintain all executive officers’ target annual incentive opportunities at their 2020 percentages. The dollar amount of the bonus targets increased for executive officers to the extent base salaries were increased, as described above.

The 2021 target annual incentive opportunities for our named executive officers were:

Name	2021 Target Annual Cash Incentive Opportunity (% of base salary)	2021 Target Annual Cash Incentive Opportunity ($)(1)
Scott McFarlane	100	556,250
Ross Tennenbaum	75	307,500
Amit Mathradas	85	382,500
Alesia Pinney	60	219,000

(1)	Target annual cash incentive is based on salary actually paid during 2021.

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Corporate Performance Measures

The Company used four corporate performance metrics to measure corporate performance under the 2021 Incentive Plan. The metrics were:

(i) new and upsell bookings (defined as an estimate of the 12-month value of new or upgraded signed contracts for our services);

(ii) non-GAAP gross margin (defined as GAAP gross margin before the impact of stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue as a percentage of revenue);

(iii) non-GAAP operating income (loss) (defined as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments); and

(iv) a metric reflecting customers at risk (a customer health metric, which is recalibrated from time to time and serves as a leading indicator of customer satisfaction, measured both as an average during 2021 to promote improvement throughout the year and at year-end to promote a good starting state for 2022).

New and upsell bookings reflects the expected 12-month value for software subscriptions, non-recurring services, and estimated annual values for certain non-subscription offerings that are deemed to be recurring in nature. New and upsell bookings is a non-GAAP metric that may not be a reliable indicator of future revenue and revenue growth due to timing differences between bookings and revenue recognition and accuracy of estimated values, among other factors.

Collectively, these four components comprise 80% of the participant’s total target performance bonus, each weighted at target as set forth below. The Compensation and Leadership Development Committee believes that these metrics provide incentives to achieve, and are strong indicators of our successful execution of, our annual operating plan. GAAP revenue was a metric under the 2020 Incentive Plan but was removed from the 2021 Incentive Plan as a result of becoming a performance metric for the PSUs first granted in 2021. We increased the weight of new and upsell bookings to 25% to reflect our emphasis on growth and weighted the remaining metrics substantially equally.

Achievement of each performance metric is determined independently of any other metric. Achievement of target level for a corporate performance metric results in 100% funding for that corporate performance metric. Achievement between the threshold and maximum performance for a metric results in a bonus funding percentage on a sliding scale between 25% and 200% of target, respectively, for such corporate performance metric. In January 2021, our Compensation and Leadership Development Committee set the payout levels for each of the corporate performance metrics, as set forth below. The Compensation and Leadership Development Committee considered the target performance levels challenging but achievable.

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The payouts at different percentages of achievement for each of the 2021 corporate performance metrics were:

2021 Corporate Performance Metrics ($ in 000s)
Metric	25% (threshold)	50%	75%	100% (target)	150%	200% (maximum)	Weight in Corporate Performance Metric

New and Upsell Bookings	$264,922	$268,761	$273,881	$279,000	$291,798	$302,037	25%

Non-GAAP Gross Margin	71.5%	72.0%	72.5%	73.0%	74.0%	75.0%	18.3%

Non-GAAP Operating Income (Loss)	($25,000)	($23,000)	($21,000)	($19,000)	($10,000)	$0	18.3%

Customers at Risk 2021 Average	19.44	19.05	18.65	18.25	17.66	17.06	9.2%

2021 Year-End	19.05	18.45	17.66	16.86	16.07	15.67	9.2%

Corporate Metrics Weight in Total Target Performance Bonus							80%

Once the total percentage achievement of the corporate performance metrics is determined, this percentage may be increased if certain additional performance metrics, referred to as “accelerators,” are satisfied. Specific accelerators are selected to incent behaviors consistent with high-performing teams and the achievement of critical business objectives that facilitate long-term success. For 2021, two accelerators applied: (i) employee engagement at or above 4.26 out of 5.00 by the end of 2021, measured by a leading third-party polling and analytics firm; and (ii) net revenue retention at 114% or above. Achievement of an accelerator results in a 15% increase in the aggregate funding percentage of the corporate performance component. For example, if achievement of the four corporate performance metrics is calculated to be at 120% and one accelerator target is met (i.e., 15%), final Company performance would be at 138%.

Individual Performance

Under the 2021 Incentive Plan, an evaluation of each executive officer’s individual performance comprises 20% of the total target performance bonus. Generally, this evaluation involved, in the case of our Chief Executive Officer, an evaluation of his performance by the Compensation and Leadership Development Committee and the Board and, in the case of our other executive officers, an evaluation by our Chief Executive Officer and discussion with the Compensation and Leadership Development Committee. These evaluations were based on a review of the various individual performance goals established for our executive officers during our annual performance evaluation process. Such performance goals reflect each individual executive officer’s position or function within the Company and included factors that reflected corporate or departmental goals or specific operational goals within an executive officer’s area of responsibility. Generally, individual performance is based on a determination of whether the individual is a high contributor (100% to 130% payout of the individual performance factor), core contributor (up to 100% of the individual performance factor), or low contributor (0% to 50% of the individual performance factor).

2021 Annual Cash Bonus Determinations

In January 2022, the Compensation and Leadership Development Committee, based on its evaluation, as well as the recommendation of our Chief Executive Officer for certain components, determined the cash bonus payments for our executive officers pursuant to the 2021 Incentive Plan. The plan requires participants to be actively employed as of the bonus payment date, which was March 15, 2022.

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The Compensation and Leadership Development Committee reviewed our actual performance against the total corporate performance metrics and determined that we had achieved 122% funding for the portion of the bonus relating to corporate performance.

Metric	100% (target)	Actual Results	Earned (%)
New and Upsell Bookings ($ in 000s)	$279,000	$279,057	100.2%
Non-GAAP Gross Margin	73.0%	73.49%	124.5%
Non-GAAP Operating Income (Loss) ($ in 000s)	($19,000)	$5,519	200%
Customers at Risk (2021 Average)	18.25	21.27	0%
Customers at Risk (2021 Year-End)	16.86	21.37	0%
Corporate Performance Metrics			106%
Impact of Accelerators(1)			16%
Total Corporate Performance Metrics			122%

(1)	The Compensation and Leadership Development Committee determined that the net revenue retention accelerator was achieved and the employee engagement accelerator was not achieved.

Our Chief Executive Officer evaluated the achievement of each other executive officer against his or her individual performance objectives and formulated a recommendation for each such executive officer’s annual cash bonus for consideration by the Compensation and Leadership Development Committee. These recommendations were based on our Chief Executive Officer’s assessment of each individual’s contributions against the personal performance objectives during the year, taking into consideration key financial, operational, and strategic objectives over which each individual has responsibility and which would help us accomplish our 2021 business plan. In the case of our Chief Executive Officer, the Compensation and Leadership Development Committee evaluated the achievement of the Chief Executive Officer against his individual performance objectives, including in relation to the execution of our 2021 business plan and the financial, operational, and strategic goals included therein, and formulated a recommended annual cash bonus payment for him.

The Compensation and Leadership Development Committee determined that Mr. McFarlane earned 115% of his individual performance factor due to the following factors: his continued leadership in navigating the business continuity, operational, and employee well-being challenges presented by the COVID-19 pandemic, which directly contributed to another year in which the Company’s operational performance exceeded expectations, leadership of our acquisition strategy that resulted in five acquisitions aligned with our long-term objectives, and success executing on the Company’s August 2021 convertible debt offering, which was important to ensure adequate resources for future growth. Additionally, the Compensation and Leadership Development Committee confirmed that the following named executive officers earned the respective individual performance measurement based on accomplishment of the following objectives: Mr. Tennenbaum earned 120% due to his leadership of the finance function, including its expansion to help acquire and integrate five strategic acquisitions, management of our strategic initiative group, cross-functional leadership that helped the Company outperform key corporate performance metrics, and his role in the August 2021 convertible debt offering; Mr. Mathradas earned 115% due to his leadership guiding the operations and sales teams, expanding our partnership moat, accelerating our international penetration, and delivering sustained financial results in most categories globally; and Ms. Pinney earned 120% due to her leadership of the legal, corporate compliance, and government relations functions, management of five acquisitions, and supervision of the August 2021 convertible debt offering.

Based on these evaluations, together with the achievement of the corporate performance-based metrics, the Compensation and Leadership Development Committee approved the following annual cash incentive payments for our named executive officers for 2021.

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Name	Target Annual Cash Incentive Payment ($)	Actual Annual Cash Incentive Payment ($)	% of Target Annual Cash Incentive Paid
Scott McFarlane	556,250	$670,838	121%
Ross Tennenbaum	307,500	$373,920	122%
Amit Mathradas	382,500	$461,295	121%
Alesia Pinney	219,000	$266,304	122%

Long-Term Equity Incentive Compensation

Beginning in 2019, the Board implemented an annual equity award program for executive officers and other key employees to address retention and incentive objectives. We believe that long-term equity incentive compensation aligns the interests of our executives and our shareholders, supports retention, encourages stock ownership, and provides motivational value.

In January 2021, the Compensation and Leadership Development Committee approved PSU and RSU awards to our executive officers, all of which are to be settled in shares of our common stock. The number of shares of our common stock subject to the PSU and RSU awards granted to our executive officers was determined by the Compensation and Leadership Development Committee. Differentiation was made among our executive officers based on the Compensation and Leadership Development Committee’s review of the competitive market data for their respective positions, the size of the equity awards previously granted to them in anticipation of our IPO, and, with respect to Mr. McFarlane, retention needs, his individual performance, and appropriately incentivizing his continued long-term stewardship of the Company.

The target aggregate grant values of the January 2021 awards were allocated 60% to PSUs and 40% to RSUs for Mr. McFarlane, and 50% to PSUs and 50% to RSUs for all other named executive officers. The PSU and RSU awards granted to our named executive officers in January 2021 were as follows:

Name	Performance Share Unit Award (#)	PSU Aggregate Grant Value ($)(1)	Restricted Stock Unit Award (#)	RSU Aggregate Grant Value ($)(1)	Total Aggregate Grant Value ($)
Scott McFarlane	39,898	6,600,000	26,598	4,400,000	11,000,000
Ross Tennenbaum	10,881	1,800,000	10,881	1,800,000	3,600,000
Amit Mathradas	10,881	1,800,000	10,881	1,800,000	3,600,000
Alesia Pinney	6,800	1,125,000	6,800	1,125,000	2,250,000

(1)

The Compensation and Leadership Development Committee approved a grant value for each award, and then converted the grant value to a number of PSU or RSU awards using an approximation of grant date fair value. The fair values were based on the average closing price of our common stock in accordance with our equity grant strategy. Pursuant to that strategy, we use the average closing price for the 30 days prior to the award’s grant date unless there is a 10% or greater difference between the 30-day average and the closing price on the grant date. In such cases, not applicable to 2021, we instead use the 10-trading day average closing price of our common stock prior to the grant date. As a result of this methodology, the aggregate grant values in this table differ from the grant date fair value for such awards set forth in the 2021 Summary Compensation Table.

Vesting of PSUs and RSUs

The time-based RSU awards granted to our named executive officers in 2021 and prior years vest over a four-year period as follows: 20% of the shares vest on each of the one-year, two-year, and three-year anniversaries of the

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vesting commencement date (February 5 for 2021 grants), and the remaining 40% of the shares vest on the four-year anniversary. PSUs vest based on achievement of revenue compound annual growth rate (“Revenue CAGR”) as described below. Vesting of RSUs and PSUs requires continued employment or service until the vesting date, with limited exceptions in the event of certain qualifying terminations of employment, such as death, disability, termination by the Company without cause, or termination by the executive officer for good reason, described in “Potential Payments Upon Termination or Change in Control.”

2021 PSUs for the 2021-2023 Performance Period

The performance-based PSU awards granted to our named executive officers in 2021 vest in three installments over 1-, 2-, and 3-year performance periods, extending from January 1, 2021, until December 31 of the applicable year. Accordingly, the first performance period for outstanding PSUs granted in 2021 is from January 1, 2021, through December 31, 2021; the second performance period is from January 1, 2021, through December 31, 2022; and the third performance period is from January 1, 2021, through December 31, 2023.

Total PSUs earned may vary between 0% and 250% of the target PSUs granted based on achievement of Revenue CAGR during the applicable performance period and continued service. However, to incentivize sustained performance and encourage retention, no more than 1/3 of the total target PSUs granted to a named executive officer may vest in each of the first and second performance periods. Payouts above target PSUs are only permitted in the third performance period from January 1, 2021, through December 31, 2023, to reward sustained performance over a three-year period. The amount paid for this three-year performance period is calculated based on total target PSUs granted to the executive officer, reduced by the number of PSUs earned in the prior two performance periods. Subject to the preceding limit on the amount that can be earned for the first two performance periods, PSUs may be earned in each performance period as set forth below.

	Revenue CAGR(1)	Percentage of Target PSUs Earned(2)
Threshold	20.0%	25%
Target	23.0%	100%
	25.0%	150%
	28.0%	200%
Maximum	32.0%	250%

(1)

Revenue CAGR will generally include acquired revenue, except for the amount of aggregate acquired next twelve months revenue that exceeds $100 million, which will not factor into the growth calculation. Any growth from the acquired revenue base will otherwise be factored into the overall growth calculation. In calculating Revenue CAGR, we will seek to limit the impact of currency fluctuations during a performance period on growth rates. Accordingly, the Compensation and Leadership Development Committee will apply, in their sole discretion, a reasonable methodology intended to maintain a constant currency exchange rate against the U.S. dollar during a performance period.

(2)

No more than 1/3 of the target PSUs granted may be earned in each of the first and second performance periods, even if Revenue CAGR exceeds target performance. PSUs earned in the third performance period are based on total target PSUs and the level of Revenue CAGR achieved, reduced by the number of PSUs earned in prior performance periods.

PSUs are treated as vested only as of the date the Compensation and Leadership Development Committee certifies the level of achievement of Revenue CAGR for the applicable performance period. One share of common stock is issued for each vested PSU.

PSU Payouts for the First Performance Period (January 1, 2021–December 31, 2021)

The first performance period for the PSUs granted in 2021 ended on December 31, 2021. The following PSU payouts were approved by the Compensation Leadership and Development Committee in March 2022 based on achieved

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Revenue CAGR for the performance period from January 1, 2021, through December 31, 2021. Revenue CAGR was achieved at 39.6% for the first performance period and, accordingly, target PSUs for that performance period were earned.

Name	Target PSUs for January–December 31, 2021 Performance Period(1)	% Target PSUs Earned	Number of PSUs Paid in Shares
Scott McFarlane	13,299	100%	13,299
Ross Tennenbaum	3,627	100%	3,627
Amit Mathradas	3,627	100%	3,627
Alesia Pinney	2,266	100%	2,266

(1)	1/3 of total target PSUs granted for the 2021–2023 performance period.

Welfare and Health Benefits

The Company offers a salary deferral 401(k) plan for its U.S. employees, including its executive officers. The plan allows employees to contribute a percentage of their annual compensation, subject to limitations imposed by the Internal Revenue Service. The plan also allows the Company to make a matching contribution, subject to certain limitations. Additional benefits available to our executive officers include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, a commuter benefit program, health savings accounts, basic and voluntary life and accidental death and dismemberment insurance, and disability insurance. All of these benefits are provided to our executive officers on the same basis as to all of our U.S. employees.

Perquisites and Other Personal Benefits

Perquisites or other personal benefits are not a significant component of our executive compensation program. Perquisites are offered in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During 2021, none of our named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual. In 2021, Mr. McFarlane was not eligible to receive any benefits not available on the same basis to all our U.S. employees.

Reasonable Severance and Change in Control Benefits

Employment Agreements with Each Named Executive Officer

We have written employment agreements with each of our named executive officers that provide certain payments and benefits upon termination of employment by the Company without cause or by the executive officer for good reason, including in connection with a change in control. The agreements were approved by the Compensation and Leadership Development Committee or our Board. There is significant competition for talent among software companies and our employment agreements are designed to induce new hires and retain our executive officers, establish target annual compensation and new hire compensation, provide for severance and change in control benefits, and contain confidentiality and general release of legal claims benefits to the Company. We believe the severance and change in control benefits in our employment agreements are reasonable and necessary to ensure that executive officers have the security to make decisions that are in the best long-term interest of shareholders and to provide continuity of management in the event of an actual or threatened change in control.

New employment agreements were entered into with each of Mr. McFarlane and Ms. Pinney in February 2022 to replace their employment agreements that expired in 2021. The new employment agreement terms are substantially

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the same as provided for under the prior employment agreements, except that compensation amounts have been updated to current amounts for each, certain ministerial updates were made to each, and for Mr. McFarlane, references to certain perquisites he was previously eligible to receive, but that have now been eliminated, have been removed.

The employment agreements provide that employment with us is “at will.” Each of our named executive officers has also executed our standard form of proprietary information and inventions agreement.

We do not provide any tax gross-ups to cover personal income taxes that may apply to any severance or change in control benefits. If any payments or benefits payable under the employment agreements will be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), we will pay to the named executive officer either (1) the full amount of such payments or benefits or (2) the full amount, reduced by the minimum amount necessary to prevent any portion from being an excess parachute payment within the meaning of Code Section 280G, whichever results, on an after-tax basis, in the greater amount payable to the named executive officer.

See “Potential Payments Upon Termination or Change in Control—Executive Employment Agreements” for a description of the material terms of the employment agreements, including specified payments in connection with certain termination events.

Equity Incentive Plans

Under the 2018 Equity Plan, equity awards held by participants fully accelerate in the event of a change in control if equity awards are not continued, assumed, or substituted (or otherwise not exercised or settled prior to such event). This benefit provides participants assurance that the equity awards of the Company will provide the intended purposes, including ensuring that participants have the security to make decisions that are in the best long-term interest of the shareholders and to provide continuity of management in the event of an actual or threatened change in control. See “Potential Payments Upon Termination or Change in Control” for a description of the material terms of the 2018 Equity Plan and 2006 Equity Incentive Plan (the “2006 Equity Plan”), including specified vesting or acceleration of equity awards in connection with certain termination events.

Equity Award Acceleration Policy for Death or Disability

In July 2019, the Compensation and Leadership Development Committee approved, and most recently in February 2022 amended, the Equity Award Acceleration Policy, which applies to the Chief Executive Officer, other executive officers who have been employed for at least five years as of January 25, 2022, any employee who has been employed at least ten years (including limited credit for employment at an acquired company), and other selected employees. In the event of termination due to death or disability, the Equity Award Acceleration Policy provides a covered employee with full accelerated vesting of time-based equity awards and continued eligibility to earn performance-based equity awards over the remainder of the performance period, with the number of shares earned based on actual performance.

Other Compensation Policies Supporting Shareholder Alignment

Robust Stock Ownership Guidelines

All of our executive officers and non-employee members of the Board hold shares of common stock and/or stock-based equity awards that further align their interests with those of our shareholders. Our stock ownership guidelines for our executive officers and non-employee members of the Board require the following minimum stock ownership requirements.

Chief Executive Officer	Other Executive Officers	Non-Employee Directors

6X annual base salary	2X annual base salary	5X annual cash retainer

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Executive officer ownership levels are determined at least annually using the applicable base salary divided by the average closing price of the common stock as of the applicable measurement date. Executive officers, including the Chief Executive Officer, have five years following their initial appointment to their position to attain the required stock ownership level (or, for the Chief Executive Officer and other executive officers serving January 1, 2022, until December 31, 2026). Shares that count toward the stock ownership requirement include those (i) held directly by the executive, (ii) held by the executive’s spouse or immediate family members residing in the executive’s household, and (iii) held in trust for the economic benefit of the executive or the executive’s spouse or children. Effective January 2022, unexercised options do not count towards satisfaction of the required stock ownership level.

Executive officers must show progress of at least 20% per year until the required stock ownership level is satisfied. Once the required stock ownership level is met or after the initial compliance period, the executive officer must maintain sufficient equity ownership to satisfy the guidelines. All our currently serving named executive officers were either in compliance with our stock ownership guidelines or were within the compliance period and making appropriate progress.

Hedging and Pledging Prohibitions

As part of our Insider Trading Policy, our employees, including our executive officers, and the non-employee members of our Board are prohibited from trading in publicly traded options, such as puts, calls, and other derivative securities, with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding shares of our common stock. In addition, our employees, including our executive officers, and the non-employee members of our Board are prohibited from holding our common stock in a margin account or pledging our securities. Our named executive officers and directors had no outstanding pledges as of December 31, 2021.

Incentive Compensation Recoupment Policy

In October 2021, the Board adopted an incentive compensation recoupment policy (“Recoupment Policy”) that applies to all our executive officers. The Recoupment Policy allows us to recoup from an executive officer the incremental amount of incentive compensation, including cash bonuses and equity awards, earned by such executive officer in the event of a financial restatement due to material non-compliance with any financial reporting requirement if the executive officer committed fraud or other intentional misconduct that materially contributed to our obligation to file the restatement. The recoupment period is the three fiscal years preceding the date on which the Board determines that we are required to prepare a restatement.

Timing and Pricing of Equity-Based Grants

The Compensation and Leadership Development Committee and the Board do not coordinate the timing of equity-based grants to employees with the release of material non-public information. In addition, the 2018 Equity Plan prohibits us from reducing the exercise prices of outstanding options, replacing underwater stock options, or undertaking similar actions that would be treated as a repricing under U.S. generally accepted accounting rules without first obtaining shareholder approval.

Tax Implications

Deductibility of Executive Compensation

Section 162(m) of the Code generally prohibits public companies from deducting annual compensation paid in excess of $1,000,000 to any “covered employee.” For this purpose, a “covered employee” includes all our named executive officers.

However, companies that became publicly held prior to December 20, 2019, such as the Company, may not be subject to the Section 162(m) annual deduction limitation during a limited transition period following an IPO (the “Reliance Period”). For the Company, it is expected that this period will expire on the date of our 2022 annual

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shareholder meeting. Under this rule, compensation attributable to certain equity grants that are made, settled, or paid during the Reliance Period may not be subject to the Section 162(m) annual deduction limitation. However, due to uncertainties surrounding the application of Section 162(m) of the Code, including under the transition relief, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will in fact so qualify.

Our Compensation and Leadership Development Committee may consider the impact of Section 162(m) of the Code in approving the compensation of our executive officers; however, our Compensation and Leadership Development Committee retains discretion to approve compensation that may not be deductible for federal income tax purposes if it believes that such compensation is in our best interests or the best interests of our shareholders.

Other

The Company does not pay tax gross-ups or other reimbursement payments with respect to the excise tax imposed on any person as a result of the application of Sections 4999 or 409A of the Code. The Company does from time to time pay tax gross-ups on certain limited perquisites.

Compensation Risk Assessment

Our management regularly assesses and discusses with the Compensation and Leadership Development Committee our compensation programs, policies, and practices for our employees as they relate to our risk management. In this regard, the Compensation and Leadership Development Committee annually undertakes a risk review of our employee compensation programs, policies, and practices to determine whether these programs, policies, and practices contain features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten our value. Based upon this review, the Compensation and Leadership Development Committee believes that any risks arising from such programs, policies, and practices are not reasonably likely to have a material adverse effect on us.

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Report of the Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation and Leadership Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and Avalara’s Annual Report on Form 10-K for our fiscal year ended December 31, 2021.

Members of the Compensation

and Leadership Development

Committee:

Kathleen Zwickert (Chair)

Tami Reller

Brian Sharples

Rajeev Singh

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Named Executive Officer Compensation Tables

2021 Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the fiscal years ended December 31, 2021, 2020, and 2019, as applicable. Titles are those held as of December 31, 2021.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)		Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Scott McFarlane	2021	556,250	—		9,974,400	—	670,838	6,946	11,208,434
Chairman and Chief Executive Officer	2020	493,750	—		5,399,494	2,398,054	705,075	212,949	9,209,322
	2019	475,000	—		2,848,826	6,755,858	822,225	82,095	10,984,004

Ross Tennenbaum	2021	410,000	—		3,264,300	—	373,920	5,800	4,054,020
Chief Financial Officer and Treasurer	2020	367,500	—		2,006,328	891,075	390,836	5,700	3,661,439
Amit Mathradas	2021	450,000	—		3,264,300	—	461,295	5,800	4,181,395
President and Chief Operating Officer	2020	450,000	—		1,770,277	786,229	538,560	9,690	3,554,756
	2019	373,558	300,000	(7)	4,275,209	1,787,456	511,326	67,419	7,314,967
Alesia Pinney	2021	365,000	—		2,040,000	—	266,304	12,641	2,683,945
Executive Vice President, Chief Legal Officer, and Secretary	2020	326,942	—		743,535	330,204	276,201	11,139	1,688,021
	2019	302,768	—		911,617	383,272	233,116	10,551	1,841,324

(1)	Amounts in this column represent base salary earned during the fiscal year.

(2)	Amounts in this column represent non-incentive-based bonuses earned during the year.

(3)

Amounts in this column represent the aggregate grant date fair value of PSUs, assuming target performance, and RSUs granted to the named executive officers during the fiscal year, as computed in accordance with ASC Topic 718, without regard to estimated forfeitures related to performance and service-based vesting conditions. For more information regarding these awards and the calculation of fair value, refer to the Company’s disclosure in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (Note 12. Equity Incentive Plans). The value of the PSUs granted in 2021, assuming that the maximum level of the performance goals will be achieved, is as follows for each of the named executive officers: Mr. McFarlane, $14,961,750; Mr. Tennenbaum, $4,080,300; Mr. Mathradas, $4,080,300; and Ms. Pinney, $2,550,000.

(4)

Amounts in this column represent the aggregate grant date fair value of stock options granted to the named executive officers during the fiscal year, as computed in accordance with ASC Topic 718, without regard to estimated forfeitures related to service-based vesting conditions. For more information regarding these awards and the calculation of fair value, refer to the Company’s disclosure in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (Note 12. Equity Incentive Plans).

(5)	Amounts in this column represent incentive compensation earned under the cash-based incentive plan for the year indicated.

(6)

Amounts in this column for 2021 consist of: 401(k) plan matching contributions of $5,800 for each of Mr. McFarlane, Mr. Tennenbaum, and Mr. Mathradas and $6,615 for Ms. Pinney; $1,146 for HSA contributions for Mr. McFarlane; $3,678 for parking costs at our headquarters for Ms. Pinney; and tax gross-up amounts for perquisites of $2,348 for Ms. Pinney.

(7)

The amount in this column represents a sign-on bonus to Mr. Mathradas, paid in equal installments in March and September 2019. It was subject to full or partial forfeiture in the event of termination within one year of commencing employment, but no amount was forfeited.

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2021 Grants of Plan-Based Awards Table

The following table provides information on equity and non-equity awards granted to our named executive officers in 2021.

	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(6)
			Threshold ($)(3)	Target ($)(4)	Maximum ($)(5)	Threshold (#)	Target (#)	Maximum (#)
Scott			55,625	556,250	1,301,625
McFarlane	1/29/2021	(7)				9,975	39,898	99,745		5,984,700
	1/29/2021	(8)							26,598	3,989,700
Ross			30,750	307,500	719,550
Tennenbaum	1/29/2021	(7)				2,720	10,881	27,202		1,632,150
	1/29/2021	(8)							10,881	1,632,150
Amit			38,250	382,500	895,050
Mathradas	1/29/2021	(7)				2,720	10,881	27,202		1,632,150
	1/29/2021	(8)							10,881	1,632,150
Alesia			21,900	219,000	512,460
Pinney	1/29/2021	(7)				1,700	6,800	17,000		1,020,000
	1/29/2021	(8)							6,800	1,020,000

(1)	Represents possible payouts under the 2021 Incentive Plan. Actual bonuses earned for 2021 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2021 Summary Compensation Table.

(2)

Represents possible payouts under PSUs granted in 2021. These columns show the amounts that are possible at the threshold, target, and maximum levels of Revenue CAGR performance, assuming such level of performance for each of the three performance periods applicable to the PSUs for the 2021-2023 performance period. Threshold funding represents 25% of the target PSUs and maximum funding represents 250% of target PSUs. If the Company does not achieve the threshold performance metric for a performance period, zero shares will be earned for that performance period. No more than 1/3 of total target PSUs can be paid for the first two performance periods applicable to the 2021 PSU grants.

(3)	Threshold funding assumes none of the company performance factors are met and achievement of 50% of the individual performance factor. This results in threshold funding at 10% of target.

(4)

Target funding assumes achievement of each company performance factor at 100% of target and achievement of 100% of the individual performance factor. It assumes none of the potential accelerators are met.

(5)

Maximum funding assumes achievement of each company performance factor at 200% of target, achievement of both potential accelerators, and maximum achievement of 130% of the individual performance factor. This results in maximum funding at 234% of target.

(6)	See Note 3 to the 2021 Summary Compensation Table for information regarding the grant date fair value of each award.

(7)	Award reflects PSUs.

(8)	Award reflects time-vesting RSUs.

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Narrative Disclosure to 2021 Summary Compensation Table and Grants of Plan-Based Awards Table

Incentive Plan Compensation

Details regarding non-equity incentive plan compensation and long-term equity incentive compensation are described in “Compensation Discussion and Analysis – Annual Cash Incentive Bonus – Pay-for-Performance Aligned with Company Strategy” and “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” above.

Executive Employment Agreements

We have written employment agreements with each of our named executive officers, which were approved by the Compensation and Leadership Development Committee or our Board. Each of our named executive officers has also executed our standard form of proprietary information and inventions agreement. The employment agreements provide that employment with us is “at will.” The employment agreements and the employment of each named executive officer terminate automatically upon the death or permanent disability of the named executive officer. Additional details specific to individual agreements with our named executive officers are set forth under “Potential Payments Upon Termination or Change in Control.”

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2021 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers at December 31, 2021, which were granted under our 2006 Equity Plan and 2018 Equity Plan.

			Option Awards				Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
			Exercisable (#)	Unexercisable(1) (#)
Scott	1/1/2018		141,875	3,125	16.60	1/23/28	—		—	—		—
McFarlane	1/1/2019		135,616	106,087	39.76	1/28/29	—		—	—		—
	1/1/2019	(5)	150,000	—	39.76	1/28/29	—		—	—		—
	3/5/2020		36,964	47,526	67.27	3/12/30	—		—	—		—
	1/1/2019		—	—	—	—	31,068	(6)	4,011,189	—		—
	3/5/2020		—	—	—	—	64,213	(6)	8,290,540	—		—
	—		—	—	—	—	—		—	99,745	(7)	12,878,077
	1/29/2021		—	—	—	—	26,598	(6)	3,434,068	—		—
Ross	3/4/2019		2,028	13,889	55.10	4/22/29	—		—	—		—
Tennenbaum	3/5/2020		—	17,661	67.27	3/12/30	—		—	—		—
	4/5/2019		—	—	—	—	27,514	(6)	3,552,333	—		—
	3/5/2020		—	—	—	—	23,860	(6)	3,080,565	—		—
	—		—	—	—	—	—		—	27,202	(7)	3,512,050
	1/29/2021		—	—	—	—	10,881	(6)	1,404,846	—		—
Amit	3/4/2019		30,002	23,536	55.10	4/22/29	—		—	—		—
Mathradas	3/5/2020		6,055	15,582	67.27	3/12/30	—		—	—		—
	4/5/2019		—	—	—	—	46,554	(6)	6,010,587	—		—
	3/5/2020		—	—	—	—	21,053	(6)	2,718,153	—		—
	—		—	—	—	—	—		—	27,202	(7)	3,512,050
	1/29/2021		—	—	—	—	10,881	(6)	1,404,846	—		—
Alesia	1/1/2018		2,795	932	16.60	1/23/28	—		—	—		—
Pinney	1/1/2019		1,389	6,019	39.76	1/28/29	—		—	—		—
	3/5/2020		727	6,545	67.27	3/12/30	—		—	—		—
	1/5/2019		—	—	—	—	13,758	(6)	1,776,295	—		—
	3/5/2020		—	—	—	—	8,843	(6)	1,141,720	—		—
	—		—	—	—	—	—		—	17,000	(7)	2,194,870
	1/29/2021		—	—	—	—	6,800	(6)	877,948	—		—

(1)

The shares of common stock underlying the stock options vest over a four-year period as follows: 25% of the shares vest on the one-year anniversary of the vesting commencement date, and 1/48th of the shares vest each month thereafter, subject to continuous service with us through each vesting date. The stock options have a ten-year term, subject to earlier termination in the event of termination of service.

(2)

Beginning in 2021, stock awards for our executive officers consisted of 50% PSUs and 50% RSUs, except Mr. McFarlane received 60% PSUs and 40% RSUs. The shares of common stock underlying the RSUs vest over a four-year period as follows: 20% of the shares vest on each of the first three anniversaries, and the remaining 40% vest on the fourth anniversary, of the vesting commencement date, subject to continuous service with us through each vesting date.

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(3)	Based upon the closing price of our common stock on the New York Stock Exchange on December 31, 2021 ($129.11).

(4)

The PSUs granted in 2021 vest over separate 1-, 2-, and 3-year interim performance periods, extending from January 1 until December 31 of the applicable year, based on achieved Revenue CAGR for each performance period and the terms of the PSUs. The first performance period for the PSUs ended December 31, 2021. The PSUs for such performance period are reported at target, based on the amount payable for such performance period, as certified by the Compensation and Leadership Development Committee on March 14, 2022. The remaining outstanding PSUs granted in 2021 assume achievement at the maximum level of performance, in accordance with SEC requirements.

(5)	This stock option was transferred to McFarlane Family Investments, LLC.

(6)	Award reflects RSUs.

(7)	Award reflects PSUs.

2021 Option Exercises and Stock Vested

The following table provides information about the value realized by the named executive officers on the exercise of stock options and vesting of RSU awards in 2021.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired Upon Vesting	Value Realized Upon Vesting ($)(2)
Scott McFarlane	392,440	55,934,040	26,408	4,053,421
Ross Tennenbaum	22,817	1,917,637	15,136	2,138,882
Amit Mathradas	15,484	1,433,774	20,781	2,913,257
Alesia Pinney	28,420	3,664,316	6,795	1,074,909

(1)	Calculated based on the difference between the fair market value per share of our common stock at the time of exercise and the per share exercise price of the related stock option.

(2)	Calculated by multiplying the number of shares acquired upon the vesting of RSUs by the closing price of our common stock on the vest date.

Potential Payments Upon Termination or Change in Control

The following section describes and quantifies potential payments and benefits to the named executive officers under the Company’s compensation and benefit plans and arrangements upon termination of employment or a change in control of the Company as of December 31, 2021.

Executive Employment Agreements

We have written employment agreements with each of our named executive officers. The employment agreements provide that employment with us is “at will.” The employment agreements and the employment of each named executive officer terminate automatically upon the death or permanent disability of the named executive officer.

We do not provide any tax gross-ups to cover personal income taxes that may apply to any severance or change in control benefits. If any payments or benefits payable under the employment agreements will be subject to an excise tax under Section 4999 of the Code, we will pay to the named executive officer either (1) the full amount of such payments or benefits or (2) the full amount, reduced by the minimum amount necessary to prevent any portion from being an excess parachute payment within the meaning of Code Section 280G, whichever results, on an after-tax basis, in the greater amount payable to the named executive officer.

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Additional details specific to individual agreements with our currently serving named executive officers are set forth below.

Scott McFarlane. Mr. McFarlane’s prior employment agreement expired in June 2021 and we entered into a new one with him, effective February 22, 2022. The new employment agreement is substantially similar to the prior employment agreement, except that compensation amounts have been updated to current amounts, references to certain perquisites Mr. McFarlane was previously eligible to receive prior to their discontinuation have been removed, and certain other ministerial updates were made.

Under Mr. McFarlane’s current employment agreement as Chief Executive Officer, he is entitled to a base salary of $575,000 (which was increased to $600,000 effective April 1, 2022, and subject to periodic review thereafter), an annual target performance-based bonus calculated as a percentage of his base salary (currently 100%), and to participate in our employee benefit programs. In the event Mr. McFarlane’s employment is terminated by us without “cause” or by Mr. McFarlane for “good reason,” including a termination without “cause” or for “good reason” within 12 months following a “change in control,” which we refer to as a “change in control termination,” Mr. McFarlane will be eligible to receive the following severance payments and benefits, subject to execution, and non-revocation, of a general release and waiver of claims against us in a form satisfactory to us and his continued compliance with our proprietary information and inventions agreement.

•	Severance pay equal to 12 months’ base salary, provided that in the event of a change in control termination, such amount will be equal to 18 months’ base salary

•	In the event of a change in control termination, payment of the target bonus for the year of termination, prorated for the number of full months worked in such calendar year

•

COBRA continuation coverage for a period of 12 months following the last day of the month containing Mr. McFarlane’s termination, provided coverage will be for 18 months after such date in the event of a change in control termination (or in either case until such earlier time as Mr. McFarlane is no longer entitled to COBRA continuation coverage under the group health plan)

•	In the event of a change in control termination, full acceleration of time-based equity awards

Mr. McFarlane’s employment agreement expires on February 22, 2026.

Ross Tennenbaum. Under Mr. Tennenbaum’s employment agreement as Chief Financial Officer and Treasurer, dated April 1, 2020, in addition to his base salary (which is subject to periodic review), Mr. Tennenbaum is eligible to receive an annual target performance-based bonus calculated as a percentage of his base salary (currently 75%) and to participate in our employee benefit programs. In the event Mr. Tennenbaum’s employment is terminated by us without “cause” or by Mr. Tennenbaum for “good reason,” including pursuant to a change in control termination, Mr. Tennenbaum will be eligible to receive the following severance payments and benefits, subject to execution, and non-revocation, of a general release and waiver of claims against us in a form satisfactory to us and his continued compliance with our proprietary information and inventions agreement.

•	Severance pay equal to six months’ base salary, provided that in the event of a change in control termination, such amount will be equal to 12 months’ base salary

•	In the event of a change in control termination, payment of the target bonus for the year of termination, prorated for the number of full months worked in such calendar year

•

COBRA continuation coverage for a period of six months following the last day of the month containing Mr. Tennenbaum’s termination, provided coverage would be for 12 months after such date in the event of a change in control termination (or in either case until such earlier time as Mr. Tennenbaum is no longer entitled to COBRA continuation coverage under the group health plan)

•	In the event of a change in control termination, full acceleration of time-based equity awards

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Mr. Tennenbaum’s employment agreement expires on April 1, 2024.

Amit Mathradas. Under Mr. Mathradas’ employment agreement as President and Chief Operating Officer, dated January 6, 2019, in addition to his base salary (which is subject to periodic review), Mr. Mathradas is eligible to receive an annual target performance-based bonus calculated as a percentage of his base salary (currently 85%) and to participate in our employee benefit programs. In the event Mr. Mathradas’ employment is terminated by us without “cause” or by Mr. Mathradas for “good reason,” including pursuant to a change in control termination, Mr. Mathradas will be eligible to receive the following severance payments and benefits, subject to execution, and non-revocation, of a general release and waiver of claims against us in a form satisfactory to us and his continued compliance with our proprietary information and inventions agreement.

•	Severance pay equal to 12 months’ base salary, provided that in the event of a change in control termination, such amount will be equal to 18 months’ base salary

•	In the event of a change in control termination, payment of the target bonus for the year of termination, prorated for the number of full months worked in such calendar year

•

COBRA continuation coverage for a period of six months following the last day of the month containing Mr. Mathradas’ termination, provided coverage would be for 12 months after such date in the event of a change in control termination (or in either case until such earlier time as Mr. Mathradas is no longer entitled to COBRA continuation coverage under the group health plan)

•	In the event of a change in control termination, full acceleration of time-based equity awards

Mr. Mathradas’ employment agreement expires on January 6, 2023.

Alesia Pinney. Ms. Pinney’s prior employment agreement expired in June 2021 and we entered into a new one with her, effective February 22, 2022. The new employment agreement is substantially similar to the prior employment agreement, except that compensation amounts have been updated to current amounts and certain other ministerial updates were made. Under Ms. Pinney’s current employment agreement as Executive Vice President, Chief Legal Officer, and Secretary, she is entitled to a base salary of $375,000 (which was increased to $390,000 effective April 1, 2022, and is subject to periodic review thereafter), an annual target performance-based bonus calculated as a percentage of her base salary (currently 60%), and to participate in our employee benefit programs. In the event Ms. Pinney’s employment is terminated by us without “cause” or by Ms. Pinney for “good reason,” including pursuant to a change in control termination, Ms. Pinney will be eligible to receive the same severance payments and benefits set forth above for Mr. Tennenbaum, subject to execution, and non-revocation, of a general release and waiver of claims against us in a form satisfactory to us and her continued compliance with our proprietary information and inventions agreement. Ms. Pinney’s employment agreement expires on February 22, 2026.

Definitions. For purposes of each of the employment agreements summarized above:

•

“Cause” generally means: (1) gross negligence with respect to our business and affairs; (2) willful disregard or neglect of duties following written notice from us; (3) act, or omission to act, intended to cause harm or damage to us; (4) material breach of any written agreement with us that is not timely cured (to the extent susceptible to cure); (5) act of embezzlement, fraud, theft, or financial dishonesty with respect to us; (6) breach of fiduciary obligations or disloyalty to us; (7) material breach of the proprietary information and inventions agreement with us; or (8) conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving theft, fraud, dishonesty, misrepresentation, or sexual harassment. The existence or non-existence of “cause” will be determined in good faith by our Board.

•

“Change in control” generally means: (1) a change in our ownership pursuant to which one or more persons acquire beneficial ownership of 50% or more of either the outstanding shares of our common stock or the combined voting power of our outstanding voting securities; (2) a change in our effective control pursuant to which a majority of the members of our Board at the beginning of any two-year period, or the Incumbent Board (as defined in the 2018 Equity Plan), is replaced by directors whose appointment or election is not endorsed by a majority of the Incumbent Board; or (3) the consummation of a “company transaction,” which

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generally means (a) a merger or consolidation with or into another corporation; (b) a statutory share exchange pursuant to which all of the outstanding shares of our common stock are acquired or a sale of all of our outstanding voting securities; or (c) a sale, lease, or other disposition of all or substantially all of our assets, unless in each case (i) after such transaction the beneficial owners of our outstanding common stock and combined voting power of our outstanding securities immediately prior to the transaction retain at least 50% of the outstanding shares of common stock and the combined voting power of the voting securities of the Company resulting from the transaction in substantially the same proportions, (ii) no person will beneficially own more than 50% of the outstanding shares or combined voting power of the Company resulting from the transaction, and (iii) members of the Incumbent Board will immediately after the transaction constitute at least a majority of the directors of the corporation resulting from the transaction.

•

“Good reason” generally means, without the named executive officer’s written consent: (1) any material breach by us of the employment agreement; (2) a material reduction in the level of responsibility, duties, or authority; (3) a material reduction in then-in-effect base salary (other than a reduction that is equal in percentage to, or smaller than, that imposed upon our other executive officers); or (4) a relocation of the named executive officer’s principal office to a location more than 50 miles from his or her then-current principal office, each of which condition is subject to a notice and cure period.

Equity Plans

Under the 2006 Equity Plan, in the event of (1) a sale, lease, or other disposition of all or substantially all our assets, (2) a merger or consolidation in which we are not the surviving corporation, or (3) a reverse merger in which we are the surviving corporation but shares of our common stock outstanding immediately prior to such merger are converted into other property, vesting of outstanding awards will be accelerated by an amount of time equal to the vesting period that has elapsed prior to such transaction, whether or not such stock options are assumed or substituted in the transaction. If the surviving or acquiring corporation does not assume such stock options, they will terminate at or prior to the transaction. As of December 31, 2021, Mr. McFarlane and Ms. Pinney held stock options under the 2006 Equity Plan.

Under the 2018 Equity Plan, in the event of a change in control, the acquiring or successor entity or parent thereof may continue or assume awards outstanding under the plan or substitute equivalent awards. “Change in control” is defined in the 2018 Equity Plan in substantially the same manner as in the employment agreements of the named executive officers. Unless provided otherwise in the instrument evidencing an award or in a written employment, services, or other agreement between a participant and the Company, any awards that are not continued, assumed, or substituted (or that are not exercised or settled prior to the change in control) will terminate upon the effective time of the change in control. In such event, awards that vest based on continued service will become fully vested and exercisable or payable immediately before the effective time of the change in control. Performance-vested awards will be prorated at target and paid in accordance with the payout schedule for the award, unless an award agreement provides otherwise. The administrator of the 2018 Equity Plan may in its discretion instead provide that a participant’s outstanding awards will terminate in exchange for a cash payment. As of December 31, 2021, all our named executive officers held stock options, RSUs, and PSUs under the 2018 Equity Plan.

PSUs

PSUs were first granted in 2021 and are subject to three interim performance periods, the first of which runs for one year, the second for two years, and the third for three years, each beginning on January 1 of the first year of the performance period. Holders of PSUs generally must remain employed until the vesting date for the applicable performance period to receive any payout under the PSUs, which vesting date is the date the Compensation and Leadership Development Committee certifies achievement of the performance goals for the applicable performance period (the “Vesting Date”). The Vesting Date will be no later than March 15th of the calendar year following the end of the applicable performance period.

In the event of a holder’s death or disability on or after the last day of a performance period, but prior to the Vesting Date for such performance period, the holder remains eligible to vest in PSUs, with the number of shares earned and payable based on actual performance for the applicable performance period.

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The effect of a change in control on outstanding PSUs depends on when during the three-year performance period the change in control occurs. If a change in control occurs prior to the end of the first performance period for PSUs and the executive officer remains employed until the effective date of the change in control, the total target number of PSUs granted under the award will convert to time vesting units (“Time Vesting Units”). The Time Vesting Units will vest in substantially equal quarterly installments over the remaining performance periods for the award, subject to continued employment over the vesting period, with exceptions for certain qualifying terminations of employment described below. If a change in control occurs on or after completion of a performance period but prior to the Vesting Date for the performance period and the named executive officer remains employed at that time, the PSUs for that performance period will be payable based on actual performance for that performance period. Subject to the preceding sentence, if a change in control occurs on or after the first performance period but prior to completion of the third performance period, the total number of target PSUs will convert to Time Vesting Units in an amount equal to the greater of (i) total target PSUs for the entire three-year performance period, less any previously earned PSUs, and (ii) the amount payable based on performance for an abbreviated performance period that ends with the close of the Company’s fiscal quarter coincident with or immediately prior to the change in control, less any previously earned PSUs. In no case can the total amount payable exceed 250% of target PSUs.

A named executive officer’s continued employment following a change in control is required for vesting of Time Vesting Units. However, Time Vesting Units will be eligible for full vesting in the event a named executive officer’s employment is terminated without cause, or the named executive officer resigns for good reason, within 12 months after the change in control. The terms “cause” and “good reason” are defined substantially the same as in the employment agreements with the named executive officers. In the event that the Time Vesting Units are not converted, assumed, substituted for, or replaced by a successor entity (or its parent) in a change in control, they will become fully vested.

Equity Award Acceleration Policy for Death or Disability

In July 2019, the Compensation and Leadership Development Committee approved, and most recently in February 2022 amended, the Equity Award Acceleration Policy. The Equity Award Acceleration Policy applies to the Chief Executive Officer, other employees who have been employed for at least five years as of January 25, 2022, and report directly to the Chief Executive Officer as a member of his executive staff, any employee who has been employed at least ten years (including limited credit for employment at an acquired company), and other selected employees designated by the Board or the Compensation and Leadership Development Committee. In the event of termination due to death or disability, the Equity Award Acceleration Policy provides a covered employee with full accelerated vesting of time-based equity awards and continued eligibility to earn performance-based equity awards over the remainder of the performance period (including any interim performance periods), with the number of shares earned based on actual performance.

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Change in Control/Severance Payments Table

The following table estimates the potential payments and benefits to the named executive officers upon termination of employment for (i) death or disability; (ii) termination by the Company without “cause” or by the named executive officer for “good reason,” including a change in control termination; and (iii) in the event of a change in control, such as where a successor entity does not continue, assume, or substitute outstanding awards, assuming in each case such event occurred on December 31, 2021. No payments are due upon voluntary termination without good reason or termination for cause. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs. Equity award value is based upon the closing price of our common stock on the New York Stock Exchange on December 31, 2021 ($129.11).

Name	Death or Disability	Termination Without Cause or For Good Reason (No Change in Control)			Termination Without Cause or For Good Reason Within 12 Months Following Change in Control Event
	Equity Awards ($)(1)	Salary ($)(2)	COBRA ($)(3)	Total ($)	Salary ($)(2)	Bonus ($)(2)	COBRA ($)(3)	Equity Awards: (PSUs) ($)(4)	Equity Awards: (RSUs and Options)(5) ($)	Total ($)(6)

Scott McFarlane	33,656,504	575,000	16,005	591,005	862,500	556,250	24,007	12,878,077	28,505,273	42,826,107

Ross Tennenbaum	468,282	210,000	13,231	223,231	420,000	307,500	26,462	3,512,050	10,157,824	14,423,836

Amit Mathradas	468,282	450,000	4,851	454,851	675,000	382,500	9,702	3,512,050	12,839,076	17,418,328

Alesia Pinney	5,721,311	187,500	15,261	202,761	375,000	219,000	30,522	2,194,870	4,843,363	7,662,755

(1)

Mr. McFarlane and Ms. Pinney are eligible for the Equity Award Acceleration Policy. The PSU amounts for each of them for the 2021–2023 performance period are calculated based on the amount actually earned for the first performance period from January 1, 2021, to December 31, 2021, and the target amounts for the two remaining performance periods in the 2021–2023 performance period. Actual amounts would be payable based on actual performance during those two performance periods. The other named executive officers would be entitled to vesting of a portion of the PSUs granted in 2021, equal to the amount actually earned for the performance period running from January 1, 2021, to December 31, 2021, that is payable in shares the following year.

(2)	Salary and bonus to be paid in equal monthly installments over the applicable salary continuation period of 6, 12, or 18 months.

(3)	COBRA benefit reflects total monthly cost of COBRA premium to maintain the group health benefits elected by each executive as of December 31, 2021.
(4)

The PSU amounts for the 2021–2023 performance period are calculated based on the amount earned for the performance period running from January 1, 2021, to December 31, 2021, and the remaining amounts that would convert to Time Vesting Units upon a change in control on December 31, 2021. As a result, the PSU amounts are reported at the maximum amount payable for the 2021–2023 performance period. The reported equity award amounts would also apply in the event of a change in control where a successor entity does not continue, assume, or substitute outstanding awards.

(5)

Reflects the following allocations between options and RSUs: Mr. McFarlane, $12,769,475 options, $15,735,798 RSUs; Mr. Tennenbaum, $2,120,081 options, $8,037,743 RSUs; Mr. Mathradas, $2,705,490 options, $10,133,586 RSUs; and Ms. Pinney, $1,047,400 options, $3,795,963 RSUs.

(6)	The “Total” amounts above assume full payment of the amounts due, with no reduction for any amounts that may constitute excess parachute payments under Code Section 280G.

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CEO Pay Ratio

Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee (other than our Chief Executive Officer), the annual total compensation of our Chief Executive Officer, and the ratio of the two amounts (“CEO Pay Ratio”). To identify our median employee, we used the following methodology.

•	To determine our total population of employees, we included all full-time and part-time employees as of December 31, 2021

•

To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s 2021 base compensation, commissions, employee bonuses, and the value of equity awards granted in 2021

•	We annualized the base compensation of all permanent (full-time and part-time) employees who were employed by us as of December 31, 2021

•	We included actual commissions paid during 2021

•	We included annual non-equity incentive bonuses earned in 2021 and paid out in the first quarter of 2022

•	We calculated the value of 2021 equity awards (PSU awards and RSU awards) using the grant date fair value in accordance with generally accepted accounting principles (i.e., ASC Topic 718)

•	Compensation paid in foreign currencies was converted to U.S. dollars based on the exchange rates in effect on December 31, 2021

Once the median employee was identified, we then calculated the annual total compensation of this employee for 2021 in accordance with the requirements of the Summary Compensation Table.

For 2021, the median of the annual total compensation of our employees (other than Mr. McFarlane) was $84,335 and the annual total compensation of Mr. McFarlane, as reported in the 2021 Summary Compensation Table, was $11,208,434. Based on this information, the ratio of Mr. McFarlane’s annual total compensation to the median of the annual total compensation of all other employees for 2021 was 133:1.

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Equity Compensation Plan Information

The following table presents information as of December 31, 2021, with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)(b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(c)
Equity compensation plans approved by shareholders	5,255,119	$33.5226	14,552,940
2018 Equity Plan	4,076,698	$52.9024	12,043,499	(2)
2006 Equity Plan	1,178,421	$15.4265	—	(3)
2018 Employee Stock Purchase Plan	—	—	2,509,441	(4)
Equity compensation plans not approved by shareholders	—	—	—

Total	5,255,119	$33.5226	14,552,940

(1)

The weighted-average exercise price does not include shares to be issued upon settlement of outstanding RSUs and PSUs, since RSUs and PSUs have no exercise price. RSUs and PSUs are only outstanding under the 2018 Equity Plan.

(2)

The 2018 Equity Plan provides for an automatic annual increase in the number of shares available for issuance under the plan. An increase is effective on the first day of each year, beginning on January 1, 2019, equal to the lesser of (i) 5% of the aggregate number of shares of common stock outstanding on December 31 of the immediately preceding calendar year (rounded up to the nearest whole share) and (ii) an amount determined by the Board. The number reported in the table does not include 4,354,296 shares that became available pursuant to this automatic increase on January 1, 2022.

(3)	The Company no longer makes grants under the 2006 Equity Plan.

(4)

Our 2018 Employee Stock Purchase Plan, or ESPP, provides for an automatic annual increase in the number of shares available for issuance under the plan. An increase is effective on the first day of each year, beginning on January 1, 2019, equal to the least of (i) 1,000,000 shares of common stock, (ii) 1% of the aggregate number of shares of common stock outstanding on December 31 of the immediately preceding calendar year (rounded up to the nearest whole share), and (iii) an amount determined by the Board. No more than an aggregate of 10,102,525 shares of common stock may be issued over the ten-year term of the ESPP. The number reported in the table does not include 870,860 shares that became available pursuant to this automatic increase on January 1, 2022.

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Proposal No. 2: Advisory Vote on Named Executive Officer Compensation

The Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “Say-on-Pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest. Our Board has agreed to hold this vote annually, with the next vote following this year’s vote expected to occur at the 2023 annual meeting of shareholders.

As described in detail under the heading “Compensation Discussion and Analysis,” our named executive officer compensation program is designed to attract, motivate, and retain highly qualified executive officers committed to our success and future growth, reward the achievement of key performance measures that are linked to the Company’s business strategy, reinforce alignment of management with the goal of creating long-term shareholder value, and maintain reasonable internal pay parity, as well as reward outstanding individual, team, and Company results. We believe our named executive officer compensation program also is structured appropriately to support our Company and business objectives, as well as to support our culture. The Compensation and Leadership Development Committee and Board regularly review the compensation program for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the “Compensation Discussion and Analysis” section and the “Named Executive Officer Compensation Tables” for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in the fiscal year ended December 31, 2021, and changes we made to named executive officer compensation for 2021 in response to prior shareholder feedback.

We are asking our shareholders to indicate their support for our named executive officer compensation in 2021 as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2022 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the other related tables and disclosure.”

The Say-on-Pay vote is advisory and therefore not binding on us. We are committed to being responsive to shareholder feedback, and the results of our Say-on-Pay votes, along with other relevant factors, will help inform the Compensation and Leadership Development Committee’s discussions about our executive compensation program.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RULES OF THE SEC.

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Report of the Audit Committee of the Board

The Audit Committee assists our Board in oversight of, among other things, (a) our accounting and financial reporting processes and the audits of our financial statements and the effectiveness of our internal control over financial reporting, (b) the independent auditor’s qualifications, independence, and performance, (c) our internal audit function and the performance of our internal accounting and financial controls and risk management practices, and (d) our compliance with legal and regulatory requirements. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended December 31, 2021.

In connection with our review of Avalara’s audited financial statements for the fiscal year ended December 31, 2021, we relied on reports received from and discussions with Deloitte as well as the advice and information we received from and discussions with Avalara’s management. In this context, we hereby report as follows:

(i)           The Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for fiscal year 2021, management’s assessment of the effectiveness of Avalara’s internal control over financial reporting, and Deloitte’s evaluation of Avalara’s system of internal control over financial reporting.

(ii)          The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

(iii)          The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding an independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed Deloitte’s independence with Deloitte.

(iv)          Based on the review and discussion referred to in paragraphs (i) through (iii) above, the Audit Committee recommended to Avalara’s Board that the audited financial statements be included in Avalara’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

Members of the Audit Committee:

Marion Foote (Chair)

Marcela Martin

Tami Reller

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Principal Shareholders

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 31, 2022, or the measurement date, for:

•	Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock

•	Each of our named executive officers

•	Each of our directors and director nominees

•	All executive officers, directors, and director nominees as a group

We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of our common stock subject to stock options and unvested RSUs held by that person that are currently exercisable or exercisable within 60 days of the measurement date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock on 87,785,002 shares of our common stock outstanding as of the measurement date.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Avalara, Inc., 255 South King Street, Suite 1800, Seattle, Washington 98104.

	Total Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
Named Executive Officers and Directors:
Scott McFarlane(1)	1,084,336	1.2%
Ross Tennenbaum(2)	29,228	*
Amit Mathradas(3)	70,864	*
Alesia Pinney(4)	27,997	*
Bruce Crawford	0	*
Marion Foote(5)	471,982	*
Edward Gilhuly(6)	222,679	*
William Ingram(7)	82,481	*
Marcela Martin	0	*
Tami Reller(8)	71,703	*
Brian Sharples(9)	3,944	*
Rajeev Singh(10)	16,170	*
Srinivas Tallapragada	0	*
Kathleen Zwickert	2,186	*
All executive officers, directors, and director nominees as a group (14 persons)(11)	2,083,570	2.4%
5% Shareholders:

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BlackRock, Inc.(12)	6,816,020	7.8%
Franklin Resources, Inc.(13)	4,468,961	5.1%
The Vanguard Group(14)	7,578,910	8.6%
Wellington Management Group LLP(15)	6,808,931	7.8%

*	Less than 1%.

(1)

Includes 507,184 shares issuable upon the exercise of options and 3,044 shares issuable upon the settlement of RSUs within 60 days of the measurement date. Of the shares issuable upon the exercise of options, 150,000 are held by McFarlane Family Investments, LLC (“Family Investments”), of which Mr. McFarlane is the sole manager. Also includes 100,000 shares held by Family Investments and 18,750 shares held by MVPROJECTS, LLC (“MV”). Family Investments is a member of MV and shares voting and dispositive power of the shares held by MV.

(2)	Includes 7,444 shares issuable upon the exercise of options and 11,039 shares issuable upon settlement of RSUs within 60 days of the measurement date.

(3)	Includes 45,713 shares issuable upon the exercise of options and 17,386 shares issuable upon settlement of RSUs within 60 days of the measurement date.

(4)	Includes 9,370 shares issuable upon the exercise of options and 864 shares issuable upon the settlement of RSUs within 60 days of the measurement date.

(5)	Includes 4,386 shares issuable upon the exercise of options within 60 days of the measurement date. Also includes 75,000 shares held in trust for the benefit of members of Ms. Foote’s family.

(6)	Includes 1,927 shares issuable upon the exercise of options within 60 days of the measurement date. Also includes 220,000 shares held by trusts for the benefit of members of Mr. Gilhuly’s family.

(7)	Includes 80,750 shares issuable upon the exercise of options within 60 days of the measurement date.

(8)	Includes 4,386 shares issuable upon the exercise of options within 60 days of the measurement date.

(9)	Includes 2,593 shares issuable upon the exercise of options within 60 days of the measurement date. Also includes 355 shares held in trust for the benefit of members of Mr. Sharples’ family.

(10)	Includes 4,386 shares issuable upon the exercise of options within 60 days of the measurement date.

(11)

Includes 668,139 shares issuable upon the exercise of options and 32,333 shares issuable upon settlement of RSUs within 60 days of the measurement date. Also includes 118,750 shares held indirectly by Mr. McFarlane through Family Investments and MV.

(12)

BlackRock, Inc. stated in its Schedule 13G filing with the SEC on February 3, 2022 (the “BlackRock 13G filing”) that, of the 6,816,020 shares beneficially owned at December 31, 2021, it has (a) sole voting power with respect to 6,256,609 shares and (b) sole power to dispose of 6,816,020 shares. According to the BlackRock 13G filing, the address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(13)

Franklin Resources, Inc. stated in its Schedule 13G filing with the SEC on February 3, 2022 (the “Franklin 13G filing”) that, of the 4,468,961 shares beneficially owned at December 31, 2021, its direct and indirect investment management subsidiaries have the following voting and dispositive power: (a) Franklin Advisers, Inc. has sole voting power with respect to 4,449,344 shares and sole power to dispose of 4,449,844 shares; (b) Franklin Templeton Investments (Asia) Ltd. has sole voting power with respect to 13,283 shares and sole power to dispose of 13,283 shares; (c) Fiduciary Trust Company International has sole voting power with respect to 4,000 shares and sole power to dispose of 4,000 shares; and (d) Fiduciary Trust International LLC has sole voting power with respect to 1,834 shares and sole power to dispose of 1,834 shares. According to the Franklin 13G filing, the address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906.

(14)

The Vanguard Group stated in its Schedule 13G filing with the SEC on February 9, 2022 (the “Vanguard 13G filing”) that, of the 7,578,910 shares beneficially owned at December 31, 2021, it has (a) shared voting power with respect to 69,380 shares, (b) sole power to dispose of 7,449,874 shares, and (c) shared power to dispose of 129,036 shares. According to the Vanguard 13G filing, the address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(15)

Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP stated in their joint Schedule 13G filing with the SEC on February 4, 2022 (the “Wellington 13G filing”) that, of the 6,808,931 shares beneficially owned at December 31, 2021, (a) Wellington Management Group LLP has shared voting power with respect to 5,492,722 and shared dispositive power with respect to 6,808,899 shares; (b) Wellington Group Holdings LLP has shared

55

voting power with respect to 5,492,722 shares and shared dispositive power with respect to 6,808,899 shares; (c) Wellington Investment Advisors Holdings LLP has shared voting power with respect to 5,492,722 shares and shared dispositive power with respect to 6,808,899 shares; and (d) Wellington Management Company LLP has shared voting power with respect to 5,017,730 shares and shared dispositive power with respect to 5,401,680 shares. According to the Wellington 13G filing, each of Wellington Group Holdings LLP, Wellington Investment Advisors Holdings, and Wellington Management Company LLP is directly or indirectly owned by Wellington Management Group LLP, and the address of the Wellington Management Company LLP is 280 Congress Street, Boston, MA 02210.

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Audit Committee Matters

Principal Accountant Fees and Services

The following table sets forth the aggregate fees and related expenses for professional services provided by Deloitte during the fiscal years ended December 31, 2021, and 2020.

	2021 ($)	2020 ($)
Audit fees(1)	2,952,692	2,503,688
Audit-related fees(2)	8,148	8,137
Tax fees(3)	34,886	135,277

Total	2,995,726	2,647,102

(1)

Audit fees consisted principally of work performed in connection with the audit of our annual financial statements, review of our unaudited quarterly financial statements, our private placement of convertible notes in 2021, our common stock offering in 2020, and statutory audits for certain foreign subsidiaries.

(2)	Audit-related fees consisted of fees for access to accounting research tools.

(3)	Tax fees consisted of consultation in connection with state tax refund claims and foreign tax compliance.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires pre-approval of all audit and non-audit services provided by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services after the committee is provided with appropriate details regarding the specific services to be provided. The policy does not permit delegation of the committee’s authority to management. The committee has delegated authority to the Chair of the Audit Committee to pre-approve proposed services not previously approved between regularly scheduled Audit Committee meetings, and the Chair will report any such approvals to the Audit Committee at its next regularly scheduled meeting.

All of the services relating to the fees described in the table above were pre-approved by our Audit Committee. The Audit Committee considered the provision of the services corresponding to these fees, and the Audit Committee believes that the provision of these services is compatible with Deloitte maintaining its independence.

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Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

The Audit Committee is responsible for reviewing and approving related person transactions that would be disclosed under Item 404 of Regulation S-K. Pursuant to our written related person transactions policy, all directors and officers are expected to report to our Chief Legal Officer or Audit Committee any related person transaction prior to its completion. For purposes of this policy, a related person transaction means any transaction between us and a related person in which the aggregate amount involved exceeds $120,000 and in which a related person had, has, or will have a direct or indirect material interest. For purposes of this policy, a related person is a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and his or her immediate family members.

We entered into an agreement with Teneology, Inc. dba Fexy on October 29, 2021, for approximately $243,253 worth of consulting and development services. Fexy was founded by the brother and sister-in-law of Mr. Sharples. Mr. Sharples was a member of the board of directors of Fexy until 2020. The Audit Committee reviewed the proposed agreement and determined it was in the best interest of Avalara and its shareholders.

We entered into a $72,000 annual agreement with Accumatic, Inc. on February 15, 2022, for data extraction services in connection with certain of our offerings. Mr. McFarlane has a 12.5% ownership interest in Accumatic. The Audit Committee reviewed the agreement and determined it was in the best interest of Avalara and its shareholders.

Indemnification of Directors and Officers

In addition to the indemnification required by our articles and our bylaws, we have entered into indemnification agreements with each of our current directors and officers, and certain of our employees. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these provisions of our articles and bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors, officers, and employees.

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Proposal No. 3: Ratification of the Appointment of Deloitte & Touche LLP

as our Independent Registered Public Accounting Firm

for the Fiscal Year Ending December 31, 2022

Our Audit Committee has selected, and is submitting for ratification by the shareholders its selection of, Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and until its successor is appointed. The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm. Although action by shareholders is not required by law, the Audit Committee has determined that it is desirable to request approval of this selection by the shareholders. Notwithstanding the selection, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Avalara and our shareholders. In the event of a negative vote on ratification, the Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future.

Representatives of Deloitte will be virtually present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since 2012.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF

DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR

ENDING DECEMBER 31, 2022.

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General Information About the Meeting

Purpose of the Annual Meeting

You are receiving this proxy statement because our Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

Record Date; Outstanding Shares; Quorum

Only holders of record of our common stock at the close of business on the record date, which is April 8, 2022, will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, there were 87,833,134 shares of our common stock outstanding and entitled to vote.

Pursuant to our bylaws, the holders of a majority of the votes entitled to be cast at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Participation by any means of communication by which all persons participating in the Annual Meeting can hear each other constitutes presence in person. Each of our shareholders is entitled to one vote for each outstanding share of common stock held as of the record date on each matter properly submitted to the shareholders for their vote. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. For at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours at our principal office at 255 South King Street, Suite 1800, Seattle, Washington 98104. If you would like to view the shareholder list, please contact our Investor Relations department in advance at investor@avalara.com. The list will be available during the entire time of the Annual Meeting.

Virtual Meeting Participation

Our Board decided to hold the Annual Meeting in a virtual meeting format only, conducted by live webcast. You will not be able to attend the Annual Meeting physically.

You are entitled to participate in the Annual Meeting only if you were a shareholder of record on April 8, 2022, or if you hold a valid legal proxy. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting https://web.lumiagm.com/238702773. You also will be able to vote your shares electronically at the Annual Meeting. To vote or submit questions, you will need the control number included on your Notice of Internet Availability of the Proxy Materials, proxy card, or voting instruction form.

The meeting webcast will begin promptly at 10:00 a.m. (Pacific Time). Please allow sufficient time for online check-in and ensure that you have a strong Wi-Fi connection.

The virtual meeting platform is fully supported across browsers (including Internet Explorer, Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins.

Voting Rights

In deciding all matters at the Annual Meeting, as of the close of business on the record date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the record date, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

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Shareholder of Record: Shares Registered in Your Name. If your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the shareholder of record with respect to those shares. As a shareholder of record on the record date, you may vote at the Annual Meeting or vote through the internet, or, if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the record date, your shares were held in an account with a broker, bank, trustee, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee, who is considered the shareholder of record for the shares, on how to vote the shares held in your account, and your nominee should have enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because you are not the shareholder of record, in order to vote your shares or ask questions at the Annual Meeting, you must request and obtain a valid legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Required Vote and Recommendations of Our Board

Proposal No. 1. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or “FOR ALL EXCEPT” one or any of the nominees you specify. Director elections are determined by a plurality of votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the four properly nominated individuals receiving the highest number of “FOR” votes will be elected as Class I directors, the one properly nominated individual receiving the highest number of “FOR” votes will be elected as a Class II director, and the one properly nominated individual receiving the highest number of “FOR” votes will be elected as a Class III director.

Proposal No. 2. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on Proposal 2. Advisory approval of the compensation of our named executive officers will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Proposal No. 3. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Our Board recommends that you vote “FOR ALL NOMINEES” to elect all directors nominated by our Board (Proposal No. 1), “FOR” the advisory approval of the compensation of our named executive officers (Proposal No. 2), and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 3).

Effect of Abstentions

If an executed proxy is returned and the shareholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to be a vote cast on such matter. As such, an abstention will have no effect on the outcome of Proposals No. 2 and No. 3.

Effect of “Broker Non-Votes”

If your shares are held by your broker, bank, trustee, or other nominee, you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank, trustee, or other nominee to vote your shares. If you do not give instructions to your broker, bank, trustee, or other nominee, they have discretionary authority to vote your shares with respect to “routine” matters, including Proposal No. 3, the ratification of our independent registered public accounting firm. On matters that are not considered routine, including Proposals No. 1 and No. 2, if you do not give instructions to your

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broker, bank, trustee, or other nominee, the nominee may not exercise discretion to vote on these proposals, which will result in a “broker non-vote.” “Broker non-votes” will not be considered to be a vote cast on such matters, and, as such, they will have no effect on the outcome of Proposals No. 1 and No. 2.

Voting Instructions; Voting of Proxies

If you are a shareholder of record, you may:

•	Vote in person – shareholders who virtually attend the Annual Meeting may vote electronically;
•	Vote through the internet – in order to do so, please follow the instructions shown on your Notice of Internet Availability of the Proxy Materials or proxy card; or
•

Vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to American Stock Transfer, ATTN: Proxy Dept., 6201 15th Avenue, Brooklyn, NY 11219. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

If you are not the shareholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares.

Votes submitted through the internet must be received by 11:59 p.m. Eastern Time on June 7, 2022. Submitting your proxy through the internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote electronically should you decide to virtually attend the Annual Meeting. Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card or voting instruction form. If you are a holder of record and submit a proxy without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If you receive more than one Notice of Internet Availability of the Proxy Materials, proxy card, or voting instruction form, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each Notice of Internet Availability of the Proxy Materials, proxy card, and voting instruction form and vote all of them. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card or voting instruction form you received to ensure that all of your shares are voted.

PLEASE VOTE AS SOON AS POSSIBLE. If you have any questions or require assistance with voting, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free: 877-687-1873

Banks and brokers may call collect: 212-750-5833

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Solicitation of Proxies and Expenses

We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this proxy statement, the Notice of Internet Availability of the Proxy Materials, the proxy card, and any other information furnished to shareholders. The Company has engaged Innisfree M&A Incorporated to solicit proxies for a fee of $25,000 plus reimbursement for out-of-pocket costs. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request that brokers, banks, trustees, and other nominees forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. We may reimburse persons representing record holders for their reasonable expenses of forwarding copies of the soliciting materials. If you choose to access the proxy materials or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A shareholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	Delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

•	Delivering a properly executed proxy bearing a later date;

•	Voting again through the internet; or

•	Virtually attending and electronically voting at the Annual Meeting (although virtual attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, trustee, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K we intend to file within four business days of the Annual Meeting.

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Additional Information

Shareholder Proposals for the 2023 Annual Meeting of Shareholders

Pursuant to the Exchange Act, to be considered for inclusion in next year’s proxy statement and proxy card shareholder proposals for the 2023 annual meeting of shareholders must be received at our principal executive offices no later than the close of business on December 22, 2022, and must have satisfied the other conditions established by the SEC, including, but not limited to, Rule 14a-8 under the Exchange Act. For detailed eligibility requirements for submitting a shareholder proposal, including a phase-in period for the recently amended eligibility thresholds, see Rule 14a-8(b).

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2023 annual meeting of shareholders, shareholders are advised to review our bylaws as they contain requirements with respect to advance notice of shareholder proposals not intended for inclusion in our proxy statement and director nominations. To be timely, a shareholder’s written notice of the proposal or nomination must be delivered to and received by our Corporate Secretary in accordance with Section 2.6.1 of our bylaws. Our bylaws require that such notice be given not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders, or in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, to be timely such notice must be delivered to and received by the Secretary no earlier than 120 days prior to the next annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which a public announcement of the date of the meeting was first made. To be timely for the 2023 annual meeting of shareholders, a shareholder’s notice must be received by us between February 8, 2023, and March 10, 2023. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive office, which is Avalara, Inc., 255 South King Street, Suite 1800, Seattle, WA 98104. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

These shareholder notices must contain information required by our bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If a matter is properly brought before our next annual meeting under the procedures outlined in this section, the proxy holders named by our Board will have the discretion to vote on such matter without having received directions from shareholders delivering proxies to them for such meeting, provided that our proxy statement for our next meeting briefly describes the matter and how the proxy holders intend to vote on it.

In addition to satisfying the foregoing requirements under our bylaws with respect to advance notice of any nomination, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees for the 2023 annual meeting of shareholders in accordance with SEC Rule 14a-19 must provide notice to the attention of our Corporate Secretary at the address above no later than April 10, 2023. Any such notice of intent to solicit proxies must comply with all the requirements of SEC Rule 14a-19.

Delinquent Section 16(a) Reports

Section 16 of the Exchange Act requires our directors, our executive officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of such forms filed with the SEC and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the fiscal year ended December 31, 2021, except that a late Form 4 was filed on January 7, 2022, on behalf of Daniel Manning, our chief accounting officer, to report shares acquired upon vesting of restricted stock units.

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Available Information

Upon written request we will mail, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements and list of exhibits and any exhibit specifically requested. Requests should be sent to:

Avalara, Inc.

Attn: Investor Relations

255 South King Street, Suite 1800

Seattle, WA 98104

The annual report is also available on our investor relations website, which is located at https://investor.avalara.com, by clicking on “SEC Filings” under the heading “Financials and Filings.” References to website addresses in this proxy statement are not intended to function as hyperlinks and, except as specified herein, the information contained on, or that can be accessed through, such websites is not part of this proxy statement.

Electronic Delivery of Shareholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your shareholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the internet, and you can submit your shareholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

•

Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): Visit www.astfinancial.com and log into your account to enroll.

•	Beneficial Owner (your shares are held by a broker, a bank, a trustee, or another nominee): Please follow the instructions provided to you by your broker, bank, trustee, or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Shareholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, at (800) 937-5449 or visit www.astfinancial.com with questions about electronic delivery.

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Transaction of Other Business

As of the date of this proxy statement, the Board knows of no other business that will be conducted at the Annual Meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters as the Board recommends or, if the Board gives no recommendation, in accordance with their best judgment.

By order of the Board,

Alesia Pinney

Executive Vice President, Chief Legal Officer, and Secretary

April 21, 2022

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AVALARA, INC. Proxy for Annual Meeting of Shareholders on June 8, 2022 Solicited on Behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints Scott McFarlane and Alesia Pinney, or either one of them with full power of substitution, to act as attorneys-in-fact and proxies for the undersigned to vote and act with respect to all the shares of common stock of AVALARA, INC. that the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of AVALARA, INC., to be held June 8, 2022 at 10:00 a.m. PT virtually at https://web.lumiagm.com/238702773 (password: avavirt2022), and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted as specified. If no votes are specified, this proxy will be voted FOR each director nominee named in Proposal No. 1, FOR each of Proposals No. 2 and No. 3, and in the discretion of the proxies upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF AVALARA, INC. June 8, 2022 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter, and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The notice of meeting, proxy statement, 2021 Annual Report, and proxy card are available at http://www.astproxyportal.com/ast/22225 Please sign, date, and mail your proxy card in the envelope provided as soon as possible. Please detach along the perforated line and mail in the envelope provided IF you are not voting via the internet. 20630300000000001000 9 060822 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH DIRECTOR NOMINEE NAMED IN PROPOSAL NO. 1 AND FOR EACH OF PROPOSALS NO. 2 AND NO. 3. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Marion Foote Rajeev Singh Kathleen Zwickert Class III nominee Class III nominee Class III nominee INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark FOR ALL EXCEPT and fill in the circle next to each nominee you wish to withhold, as shown here: 2. Approval on an advisory basis of the compensation of the Company’s named executive officers. 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. MARKX HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of shareholder Date: Signature of shareholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF AVALARA, INC. June 8, 2022 PROXY VOTING INSTRUCTIONS INTERNET - Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 p.m. ET the day before the meeting. MAIL - Sign, date, and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - Avalara, Inc. will conduct its 2021 annual meeting of shareholders in virtual meeting format only, conducted by live webcast. To attend the virtual annual meeting, visit https://web.lumiagm.com/238702773 (password: avavirt2021) and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter, and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The notice of meeting, proxy statement, 2020 Annual Report, and proxy card are available at http://www.astproxyportal.com/ast/22225 Please detach along the perforated line and mail in the envelope provided IF you are not voting via the internet. 20630300000000001000 9 060822 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH DIRECTOR NOMINEE NAMED IN PROPOSAL NO. 1 AND FOR EACH OF PROPOSALS NO. 2 AND NO. 3. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Marion Foote Rajeev Singh Kathleen Zwickert Class III nominee Class III nominee Class III nominee INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark FOR ALL EXCEPT and fill in the circle next to each nominee you wish to withhold, as shown here: 2. Approval on an advisory basis of the compensation of the Company’s named executive officers. 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. MARKX HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of shareholder Date: Signature of shareholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.